Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS BEING MADE PURSUANT TO RULE 2.5 OF THE IRISH TAKEOVER RULES

FOR IMMEDIATE RELEASE

XERIS PHARMACEUTICALS, INC. TO ACQUIRE STRONGBRIDGE BIOPHARMA PLC IN STOCK AND CVR TRANSACTION, CREATING AN INNOVATIVE LEADER IN ENDOCRINOLOGY AND RARE DISEASES

Transaction Creates Fast-Growing Biopharmaceutical Company with Two Commercial Assets and Robust Clinical Pipeline with Multiple Near-term Inflection Points

Diversifies Revenue Base with Two Rapidly Growing Brands in Xeris’ Gvoke® and Strongbridge’s KEVEYIS®

Strongbridge’s NDA for RECORLEV® Recently Accepted for Review by FDA; PDUFA Target Action Date Set for January 1, 2022 with Potential Launch in Q1 2022

Enhanced Commercial and Operational Platform with Synergies of Approximately $50 Million Expected by the End of 2022

Upon Closing of Transaction, Xeris Shareholders to Own ~60% and Strongbridge Shareholders to Own ~40% of Combined Company; Potential for Strongbridge Shareholders to Receive up to $1.00 Per Share in Contingent Value Rights (CVRs)

Xeris and Strongbridge to Host Conference Call Today at 8:30 AM ET

CHICAGO, Il, DUBLIN, Ireland and TREVOSE, Pa, May 24, 2021 – Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use injectable drug formulations, and Strongbridge Biopharma plc (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced that they have entered into a definitive agreement under which Xeris will acquire Strongbridge for stock and contingent value rights (“CVRs”). The agreement, including the maximum aggregate amount payable under the CVRs, values Strongbridge at approximately $267 million based on the closing price of Xeris Shares of $3.47 on May 21, 2021 and Strongbridge’s fully diluted share capital. The transaction, which has been unanimously approved by the boards of directors of both companies, with the exception of Jeffrey W. Sherman, M.D., a director in common to both companies, who abstained from the voting, is expected to close early in the fourth quarter of 2021, subject to the satisfaction of closing conditions. Upon close of the transaction, the businesses of Xeris and Strongbridge will be combined under a new entity to be called Xeris Biopharma Holdings, Inc. (“Xeris Biopharma Holdings”).

Under the terms of the agreement, at closing, Strongbridge Shareholders will receive a fixed exchange ratio of 0.7840 Xeris Biopharma Holdings Shares for each Strongbridge Share they own. Based on the closing price of Xeris Shares on May 21, 2021, this represents approximately $2.72 per Strongbridge Share and a 12.9% premium to the closing price of Strongbridge Shares on May 21, 2021. Strongbridge Shareholders will also receive 1 non-tradeable CVR for each Strongbridge Share they own, worth up to an additional $1.00 payable in cash or Xeris Biopharma Holdings Shares (at Xeris Biopharma Holdings’ election) upon achievement of the following triggering events: (i) the listing of at least one issued patent for KEVEYIS® in the U.S. Food & Drug Administration’s Orange Book by the end of 2023 or at least $40 million in KEVEYIS® annual net sales in 2023 ($0.25 per Strongbridge Share), (ii) achievement of at least $40 million in RECORLEV® annual net sales in 2023 ($0.25 per Strongbridge Share), and (iii) achievement of at least $80 million in RECORLEV® annual net sales in 2024 ($0.50 per Strongbridge Share). The minimum payment on the CVR is zero and the maximum payment is $1.00 in cash or Xeris Biopharma Holdings Shares at Xeris Biopharma Holdings’ election.

Upon close of the transaction, current Xeris Shareholders are expected to own approximately 60% of the combined company, while current Strongbridge Shareholders are expected to own approximately 40%.

“This is a very compelling transaction that will create a scalable and diversified biopharmaceutical company increasingly oriented toward more specialty and rare disease products, positioning us for long-term product development and commercial success,” said Paul R. Edick, Chairman and Chief Executive Officer of Xeris. “Strongbridge’s attractive rare disease portfolio and capabilities are highly complementary with Xeris. Building on the continuing prescription growth of Gvoke® with an enhanced and diversified growth profile, expanded and scalable salesforce, and expected cost-synergies, the combined company will be well positioned to deliver compelling long-term value to shareholders. We look forward to welcoming the Strongbridge team to Xeris and leveraging our differentiated portfolios and technologies to help the patients we serve improve their quality of life.”

“We are excited to combine with Xeris to drive the next phase of our growth,” said John H. Johnson, Chief Executive Officer of Strongbridge. “Strongbridge has made significant progress advancing its portfolio of therapies for rare endocrine and rare neuromuscular diseases with focus, commitment and passion for the patients and physicians that we serve. This includes delivering strong revenue growth for KEVEYIS® (dichlorphenamide), our first commercial, rare neuromuscular product, and the successful development of RECORLEV® (levoketoconazole), which is under review for approval by the FDA with expected commercialization in the first quarter of 2022 pending FDA approval. Through this combination with Xeris, we will gain additional scale and financial resources to better meet the unmet needs of those we serve. Our combined pipeline, drug development talent and commercial infrastructure will enable us to accelerate product launches and drive further growth. We look forward to working closely with the Xeris team to unlock the potential value of our combined assets, while providing our shareholders with the opportunity to participate in the success of the combined company.”

Strategic Rationale and Financial Benefits of the Transaction

The combination of Xeris and Strongbridge is expected to deliver compelling strategic and financial benefits including:

•

Diversified and Increased Revenue Growth. The combined company is expected to have a stronger revenue base with two rapidly growing commercial assets in Gvoke® and KEVEYIS®, and a near-term product launch in RECORLEV®. Gvoke® sells in a multi-billion dollar addressable market, as will RECORLEV®, if approved. With approval of RECORLEV® by the FDA, Xeris’ experienced, endocrinology-focused commercial infrastructure is expected to enable a rapid product launch for RECORLEV® into the endocrinology community. With Gvoke®, KEVEYIS® and RECORLEV®, the combined company will boast multiple, highly differentiated, growing, commercial assets that could have significant combined revenue potential, supported by a larger and more efficient commercial organization.

•

Significant Potential Synergies.[1] The combined company is expected to generate approximately $50 million in pre-tax synergies by the end of 2022 resulting from immediate savings, including redundant general, administrative and other public company costs, and from the avoidance of future costs, most notably within the commercial and medical affairs functions. Shareholders of the combined company are expected to benefit from significant cost avoidance and the potential for more rapid and achievable near-term growth by utilizing Xeris’ existing commercial infrastructure to launch RECORLEV® soon after product approval. Xeris’ management and the Independent Xeris Directors are committed to retaining and incentivizing the most talented individuals in their respective functions between the two companies to ensure continuity and ongoing success.

[1]

There are various material assumptions underlying the synergy (including cost reduction and cost avoidance) estimates which may result in the synergies being materially greater or less than estimated. The estimate of synergies should therefore be read in conjunction with the key assumptions underlying the estimates set out in Appendix I of this announcement. The estimate of synergies set out in this announcement has been reported on for the purposes of Rule 19.3(b)(ii) of the Irish Takeover Rules by (i) KPMG and (ii) SVB Leerink LLC. Copies of their respective reports are included in Appendix IV and Appendix V to this announcement. The synergies exclude any potential revenue synergies. None of the synergies or other cost reduction or avoidance statements, should be construed as a profit forecast or interpreted to mean that Xeris Biopharma Holdings’ profits or earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Xeris and/or Strongbridge for the relevant preceding financial period or any other period. Each of KPMG and SVB Leerink LLC has given and not withdrawn its consent to the issue of this announcement with the inclusion of its report.

•

Specialized Commercial Platform. The combined company will have a robust rare disease and endocrinology-focused commercial infrastructure, primed to bring the benefits of the company’s products to a wider range of patients with unmet needs. At closing, the organization will have approximately 110 field sales representatives, as well as 50 inside sales and support employees, and a fully operational patient and provider support team, enabling a rapid potential product launch for RECORLEV® in the first quarter of 2022, as well as enhanced sales across the entire portfolio.

•

Expanded Development Pipeline. In addition to RECORLEV®, the combined company will have a robust pipeline of development programs to extend the current marketed products into important new indications and uses, and bring new products forward using its formulation technology platforms, supporting long-term product development and commercial success.

•

Strengthened Strategic Profile. This transaction will enable the combined company to have a scalable infrastructure for continued development of specialist oriented and rare disease products from its proprietary XeriSol™ and XeriJect™ formulation technologies, as well as consolidation of commercial and late development-stage products and companies focused on endocrinology and rare diseases.

•

Improved Access to Capital Markets. With enhanced scale, multiple revenue generating commercial assets and a high potential value near-term development pipeline, the combined company is expected to have a more attractive profile to investors and to benefit from greater access to the debt and equity markets at a lower cost of capital.

Additional Information

Upon close of the transaction, the businesses of Xeris and Strongbridge will be combined under Xeris Biopharma Holdings, which will be incorporated in Delaware and will continue to have its principal executive offices in Chicago, Il. On close, Xeris shareholders will exchange each Xeris Share they own for 1 Xeris Biopharma Holdings Share.

Xeris Chairman and CEO, Paul Edick will act as Chairman and Chief Executive Officer of Xeris Biopharma Holdings. The Xeris Biopharma Holdings board will comprise the other existing Xeris Directors, together with John Johnson and Garheng Kong, M.D., PhD, MBA who will join the combined company’s board as new independent directors. A director in common to both companies, Jeffrey W. Sherman, M.D., will continue to serve on the Xeris Biopharma Holdings board following the transaction.

Xeris Biopharma Holdings Shares are expected to trade on the Nasdaq Global Select Market (“Nasdaq”) under the ticker XERS.

The transaction is expected to close early in the fourth quarter of 2021, subject to the Conditions set out in Appendix III of this announcement, including approval by Xeris Shareholders and Strongbridge Shareholders.

In addition, certain Strongbridge Directors, executive officers, CAM Capital and HealthCap VI, L.P., representing, in aggregate, approximately 17% of Strongbridge’s outstanding ordinary shares, have entered into irrevocable undertakings to vote in favor of the transaction.

SVB Leerink LLC is acting as financial advisor to Xeris, and Goodwin Procter LLP and A&L Goodbody LLP are serving as legal counsel. MTS Health Partners, LP is acting as financial advisor to Strongbridge, and Skadden, Arps, Slate, Meagher & Flom, LLP and Arthur Cox LLP are serving as legal counsel.

Conference Call Details

Xeris and Strongbridge will host a conference call today at 8:30 a.m. Eastern Time to discuss the transaction. The conference call can be accessed by dialing (833) 979-2872 (U.S. / Canada) or (236) 714-2975 (International) and giving the passcode 6359699.

A live webcast of the conference call and associated presentation materials will be available on the investor relations sections of Xeris’ and Strongbridge’s websites at https://xerispharma.com/investors and https://investors.strongbridgebio.com, and a joint transaction website at www.XerisStrongbridge.com.

About Xeris Pharmaceuticals, Inc.

Xeris (Nasdaq: XERS) is a pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke® in the U.S.. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Xeris is headquartered in Chicago, Il. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn or Instagram.

About Xeris Biopharma Holdings, Inc.

Xeris Biopharma Holdings is a corporation incorporated in Delaware solely for the purpose of effecting the Acquisition. To date, Xeris Biopharma Holdings has not conducted any activities other than those incidental to its formation and the execution of the Transaction Agreement.

At completion, under the Transaction Agreement, Xeris Biopharma Holdings will acquire, pursuant to a “scheme of arrangement” under Irish law, all of the outstanding Strongbridge Shares, and in exchange, Strongbridge Shareholders will receive 0.7840 Xeris Biopharma Holdings Shares and one (1) CVR for each Strongbridge Share they currently hold.

Immediately after and conditioned on the consummation of the Acquisition, Wells MergerSub will merge with and into Xeris, as a result of which the separate corporate existence of Wells MergerSub will cease and Xeris will continue as the surviving corporation and a wholly owned subsidiary of Xeris Biopharma Holdings. At the effective time of the Merger, all existing Xeris Shares will be cancelled and will automatically be converted into the right to receive Xeris Biopharma Holdings Shares on a one-for-one basis.

At and as of the Effective Date, it is expected that Xeris Biopharma Holdings will be a publicly traded company listed on the Nasdaq.

About Strongbridge Biopharma plc

Strongbridge (Nasdaq: SBBP) is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), an adrenal steroidogenesis inhibitor with a New Drug Application that is currently under review by the FDA for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

Contacts

Xeris Pharmaceuticals

Allison Wey

Senior Vice President, Investor Relations and Corporate Communications

awey@xerispharma.com

+1 312-736-1237

Strongbridge Biopharma

Elixir Health Public Relations

Lindsay Rocco

+1 862-596-1304

lrocco@elixirhealthpr.com

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer

+1 212-355-4449

No Offer or Solicitation

This announcement is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this announcement is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Acquisition will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Strongbridge Shareholders may vote in respect of the Acquisition.

Important Additional Information will be Filed with the SEC

Xeris, Xeris Biopharma Holdings and Strongbridge will prepare and Xeris Biopharma Holdings will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Strongbridge and Xeris and that also will constitute a prospectus with respect to the Xeris Biopharma Holdings Shares to be issued pursuant to the Acquisition (the Joint Proxy Statement). The Joint Proxy Statement will also contain the Scheme Document and further information relating to the implementation of the Acquisition, the full terms and conditions of the Scheme, notices of the Xeris Shareholder Meeting and the Strongbridge Meetings and information on the Xeris Biopharma Holdings Shares. Xeris and Strongbridge may also file other documents with the SEC regarding the Acquisition. This document is not a substitute for the Joint Proxy Statement or any other document which Xeris, Xeris Biopharma Holdings or Strongbridge may file with the SEC.

The Joint Proxy Statement, if and when filed, as well as Xeris’ and Strongbridge’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Xeris’ filings, at Xeris’ website at www.Xerispharma.com, and in the case of Strongbridge’s filings, at Strongbridge’s website at www.Strongbridgebio.com.

INVESTORS, XERIS SHAREHOLDERS AND STRONGBRIDGE SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND RELATED MATTERS.

Any vote in respect of resolutions to be proposed at the Strongbridge Meetings to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Joint Proxy Statement (including the Scheme Document). Similarly, any vote in respect of resolutions to be proposed at the Xeris Shareholder Meeting should be made only on the basis of the information contained in the Joint Proxy Statement.

Participants in the Solicitation

Xeris, Xeris Biopharma Holdings, Strongbridge and their respective directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the Acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders in connection with the Acquisition, including a description of their direct or indirect interests, which may be different from those of Xeris Shareholders or Strongbridge Shareholders generally, by security holdings or otherwise, will be set forth in the Joint Proxy Statement (which will contain the Scheme Document) and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. Information regarding Xeris’ directors and executive officers is contained in Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2021. Information regarding Strongbridge’s directors and executive officers is contained in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 3, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 14, 2021. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

This announcement contains certain forward-looking statements with respect to a proposed transaction involving Xeris and Strongbridge and Xeris’, Strongbridge’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Xeris and Strongbridge and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, the reaction of Xeris’ and Strongbridge’s shareholders to the proposed transaction, adverse effects on the market price of Xeris Shares or Strongbridge Shares and on Xeris’ or Strongbridge’s operating results because of a failure to complete the possible acquisition, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of Xeris Shares or Strongbridge Shares, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to Strongbridge Shareholders, potential litigation associated with the possible acquisition, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, the impact of the COVID-19 pandemic on Xeris’ or Strongbridge’s businesses or the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ or, as the case may be, Strongbridge’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Xeris’ plans with respect to Xeris or Strongbridge, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Any forward-looking statements in this announcement are based upon information available to Xeris, Strongbridge and/or their respective boards of directors, as the case may be, as of the date of this announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Xeris, Strongbridge or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris, Strongbridge or their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Statement Required by the Irish Takeover Rules

The Xeris Directors and the Xeris Biopharma Holdings Directors accept responsibility for the information contained in this announcement other than that relating to Strongbridge, the Strongbridge Group, and the Strongbridge Directors, and members of their immediate families, related trusts and persons connected with them, and for the statements made by Strongbridge in respect of Xeris and Xeris Biopharma Holdings and the recommendation and related opinions of the Independent Strongbridge Directors. The Independent Xeris Directors accept responsibility for the recommendation and the related opinions of the Independent Xeris Directors contained in this announcement. To the best of the knowledge and belief of the Xeris Directors, the Xeris Biopharma Holdings Directors and the Independent Xeris Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Strongbridge Directors accept responsibility for the information contained in this announcement relating to Strongbridge, the Strongbridge Group and the Strongbridge Directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Xeris in respect of Strongbridge and the recommendation and related opinions of the Independent Strongbridge Directors contained in this announcement. The Independent Strongbridge Directors accept responsibility for the recommendation and the related opinions of the Independent Strongbridge Directors contained in this announcement. To the best of the knowledge and belief of the Strongbridge Directors and the Independent Strongbridge Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

SVB Leerink LLC is acting as Xeris’ financial advisor in connection with the Acquisition. In connection with the Acquisition, SVB Leerink LLC and its directors, officers, employees, affiliates, and agents will not regard any other person as its client, nor will it be responsible to anyone other than Xeris for providing the protections afforded to clients of SVB Leerink LLC or for giving advice in connection with the Acquisition or any matter referred to herein.

MTS Health Partners, LP is acting as financial adviser to Strongbridge in connection with the Acquisition. In connection with the Acquisition, MTS Health Partners, LP and its directors, officers, employees, affiliates, and agents will not regard any other person as its client, nor will it be responsible to anyone other than Strongbridge for providing the protections afforded to clients of MTS Health Partners, LP or for giving advice in connection with the Acquisition or any matter referred to herein.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Strongbridge or Xeris, all ‘dealings’ in any ‘relevant securities’ of Strongbridge or Xeris (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons cooperate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Strongbridge or Xeris, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Strongbridge by Xeris or ‘relevant securities’ of Xeris by Strongbridge, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in single quotation marks are defined in the Irish Takeover Rules, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 1 678 9020.

No Profit Forecast / Asset Valuations

No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Xeris, Xeris Biopharma Holdings or Strongbridge as appropriate. No statement in this announcement constitutes an asset valuation.

Publication on Website

Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this announcement will be available to Xeris employees on Xeris’ website www.Xerispharma.com and Strongbridge employees on Strongbridge’s website www.Strongbridgebio.com. Neither the content of any such website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this announcement.

Right to Switch to a Takeover Offer

Xeris reserves the right, subject to the terms of the Transaction Agreement, to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and with the Panel’s consent. In such event, the Acquisition will be implemented on terms at least as favorable, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments (including an acceptance condition set at 80% of the shares to which such offer relates).

If Xeris exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and with the Panel’s consent, such Takeover Offer would be made in compliance with applicable U.S. Law and regulations, including the registration requirements of the Securities Act and the tender offer rules under the Exchange Act and any applicable exemptions provided thereunder.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

This summary should be read in conjunction with, and is subject to, the full text of this announcement (including its Appendices).

The Acquisition is subject to, inter alia, the satisfaction or waiver (as applicable) of the Conditions set out in Appendix III to this announcement and to the full terms and conditions which will be set out in the Joint Proxy Statement (which will contain the Scheme Document).

Appendix I to this announcement contains further details of the sources of information and bases of calculations set out in this announcement; Appendix II to this announcement contains definitions of certain expressions used in this announcement; Appendix III to this announcement contains the Conditions of the Acquisition and the Scheme; Appendix IV to this announcement sets out the report from KPMG in respect of certain merger benefit statements made in this announcement; Appendix V to this announcement contains the report from SVB Leerink LLC in respect of certain merger benefit statements made in this announcement; Appendix VI to this announcement sets out the Transaction Agreement; and Appendix VII to this announcement sets out the form of the CVR Agreement.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such Restricted Jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the companies involved in the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Joint Proxy Statement (including the Scheme Document) or any document by which the Acquisition and the Scheme are made. Strongbridge Shareholders are advised to read carefully the formal documentation in relation to the proposed acquisition once the Joint Proxy Statement (including the Scheme Document) has been despatched.

This announcement has been prepared for the purpose of complying with the laws of Ireland and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of Ireland.

This announcement does not constitute a prospectus or prospectus equivalent document.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your appropriately authorized independent financial adviser.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS BEING MADE PURSUANT TO RULE 2.5 OF THE IRISH TAKEOVER RULES

FOR IMMEDIATE RELEASE

May 24, 2021

RECOMMENDED OFFER

XERIS PHARMACEUTICALS, INC. TO ACQUIRE STRONGBRIDGE BIOPHARMA PLC

FOR UP TO $267 MILLION IN STOCK AND CVRS

BY MEANS OF A SCHEME OF ARRANGEMENT UNDER CHAPTER 1 OF PART 9 OF THE COMPANIES ACT 2014

1.	Introduction

Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use injectable drug formulations, and Strongbridge Biopharma plc (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced that they have entered into a definitive agreement under which Xeris will acquire Strongbridge for stock and contingent value rights (“CVRs”).

The Transaction has been unanimously approved by the Independent Xeris Directors and the Independent Strongbridge Directors and is expected to close early in the fourth quarter of 2021.

It is intended that the Acquisition will be effected by means of a scheme of arrangement under Chapter 1 of Part 9 of the Act. The Acquisition will be on the terms and subject to the conditions set out below, and the implementation of the Acquisition and the Scheme will be subject to the Conditions set out in Appendix III of this announcement, including approval by Strongbridge Shareholders and Xeris Shareholders, which will also be set out in the Joint Proxy Statement (which will also include the Scheme Document).

Under the terms of the Transaction Agreement, at the close of the Transaction, each of Xeris and Strongbridge will become a subsidiary of a new holding company incorporated in Delaware that will be named Xeris Biopharma Holdings, Inc.

2.	Transaction Details

Under the terms of the Transaction Agreement, which has been unanimously approved by the Independent Xeris Directors and the Independent Strongbridge Directors, at completion, Strongbridge Shareholders will receive:

•	0.7840 Xeris Biopharma Holdings Shares; and

•

1 non-tradeable CVR, representing a contractual right to receive future conditional cash payments worth up to a maximum aggregate amount of $1.00 per Strongbridge Share, settleable in cash, additional Xeris Biopharma Holdings Shares or a combination of cash and additional Xeris Biopharma Holdings Shares, at Xeris Biopharma Holdings’ sole election, upon the achievement of certain Milestones relating to Strongbridge assets, KEVEYIS® and RECORLEV®, for each Strongbridge Share that they hold.

The Transaction, including the maximum aggregate amount payable under the CVRs, values Strongbridge at approximately $267 million, based on the closing price of Xeris Shares of $3.47 on May 21, 2021, the last trading prior to the date of this announcement and Strongbridge’s fully diluted share capital.

The Share Consideration represents approximately $2.72 per Strongbridge Share and a premium of approximately 12.9 % based on the closing price of Strongbridge Shares as of May 21, 2021, the last trading prior to the date of this announcement.

Xeris Shareholders will exchange each Xeris Share they own for 1 Xeris Biopharma Holdings Share.

Upon completion of the transaction, which is expected early in the fourth quarter of 2021, Xeris Shareholders are expected to own approximately 60% of Xeris Biopharma Holdings and Strongbridge Shareholders are expected to own approximately 40% of Xeris Biopharma Holdings. Xeris Biopharma Holdings’ Shares are expected to trade on the Nasdaq.

3.	CVRs

The CVRs will be issued by Xeris Biopharma Holdings in accordance with and subject to the terms of the CVR Agreement. The CVRs are intended to afford Strongbridge Shareholders an opportunity to benefit from the potential success of KEVEYIS® and RECORLEV® if certain Milestones are met in accordance with the terms of the CVR Agreement.

Pursuant to the terms of the CVR Agreement, each CVR will represent the contractual right to receive up to an aggregate of $1.00, settleable in cash, additional Xeris Biopharma Holdings Shares or a combination of cash and Xeris Biopharma Holdings Shares, at Xeris Biopharma Holdings’ sole election, with settlement conditioned upon the achievement of certain Milestones as follows:

(a)

the earlier of the first listing of any patent in the U.S. Food & Drug Administration’s Orange Book for KEVEYIS® by the end of 2023 or the first achievement of at least $40 million in net sales of KEVEYIS® in 2023 ($0.25 per CVR),

(b)	the first achievement of at least $40 million in net sales of RECORLEV® in 2023 ($0.25 per CVR), and

(c)	the first achievement of at least $80 million in net sales of RECORLEV® in 2024 ($0.50 per CVR).

The CVRs are complex instruments and a number of factors will determine whether any amount will actually be paid to CVR holders in accordance with the terms of the CVRs. If none of the Milestones are achieved by the relevant date, then the CVRs will have no value. The minimum payment under each CVR is zero and the maximum payment under each CVR is $1.00, settleable in cash, additional Xeris Biopharma Holdings Shares or a combination of cash and Xeris Biopharma Holdings Shares, at Xeris Biopharma Holdings’ sole election. The CVRs are not cash confirmed and Xeris has not guaranteed the obligations of Xeris Biopharma Holdings pursuant to the CVR Agreement. Further details in respect of the CVRs will be contained in the Joint Proxy Statement (which will contain the Scheme Document).

The maximum payment upon any Milestone, or over the entire period of the CVR Agreement, could be zero. There will be no interest conferred by a CVR in the economic activities of the Strongbridge Group generally or the Xeris Group generally.

No cash confirmation exercise has been undertaken by Xeris to verify that resources will be available to Xeris Biopharma Holdings sufficient to satisfy any payments that may become due in respect of the CVRs. SVB Leerink LLC, as financial adviser to Xeris, has not been required to confirm, and has not confirmed, that resources are available to Xeris Biopharma Holdings sufficient to satisfy any payments that may become due in respect of the CVRs and CVR holders will be at risk if, for any reason, such resources are not available to Xeris Biopharma Holdings. Xeris, Xeris Biopharma Holdings and Strongbridge do not expect any of the Milestones to occur prior to completion of the Acquisition.

The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a “Permitted Transfer” in accordance with the terms of the CVR Agreement. Under the terms of the CVR Agreement, a “Permitted Transfer” means a transfer of CVRs (a) upon the death of a holder of a CVR by will or intestacy; (b) made by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) made pursuant to a court order; (d) made by operation of Law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by The Depository Trust Company (DTC); or (f) to Xeris Biopharma Holdings, as provided under the terms of the CVR Agreement.

No application will be made for the CVRs to be listed or dealt on any exchange, however if Xeris elects to pay the applicable Milestone Payment in Xeris Biopharma Holdings Shares or a combination of Xeris Biopharma Holdings Shares and cash, Xeris Biopharma Holdings shall use commercially reasonable efforts to cause the shares of Xeris Biopharma Holdings to be issued in connection with such payment to be listed on the Nasdaq, subject to official notice of issuance, prior to the relevant Milestone Payment Date. The CVRs will not be represented by any certificate or other instrument. The holders of CVRs will not have any voting or dividend rights and the CVRs will not represent any equity or ownership interest in Xeris and / or Xeris Biopharma Holdings. No interest is payable in respect of the CVRs so long as required payments are made in a timely manner.

The CVRs will be governed by and construed in accordance with the laws of the State of Delaware.

If the Laws of any relevant jurisdiction make it illegal for a Strongbridge Shareholder to hold CVRs or would require any qualification of the CVRs under any applicable Law or regulations, such Strongbridge Shareholder may not be able to hold the CVRs or receive the amounts which may be payable thereon.

Further details of the CVRs will be contained in the Joint Proxy Statement (which will also include the Scheme Document).

4.	Xeris Background to and Reasons for the Acquisition

As a part of its on-going review of Xeris’ long-term strategy, the Xeris Board regularly considers strategic opportunities that might be available to enhance shareholder value, including additional investments in new growth opportunities and potential acquisitions.

Beginning in early 2021, senior management of Xeris and Strongbridge had a series of discussions regarding the possibility of an acquisition by Xeris of Strongbridge and the possible terms of such a transaction. In connection with a possible transaction, Xeris retained SVB Leerink LLC as its financial advisor and Goodwin Procter LLP and A&L Goodbody LLP as its legal advisors.

During the period preceding the execution of definitive documentation for the Acquisition on May 24, 2021, the parties discussed and negotiated the transaction terms, conducted due diligence with respect to each other’s businesses and consulted with the Panel. On May 23, 2021, the Independent Xeris Directors met, together with Xeris’ senior management and financial and legal advisors, to consider proposed terms and drafts of definitive documentation for a proposed acquisition by Xeris of Strongbridge. At this meeting, the Independent Xeris Directors unanimously determined that the Transaction Agreement and the transactions contemplated thereby, including the Acquisition, were in the best interests of Xeris and its shareholders, and thereby authorized and approved the Acquisition.

The Independent Xeris Directors believe that the Acquisition will create a leading specialty pharmaceutical business, increasingly oriented toward products to treat rare diseases. The combined company will have multiple specialist oriented, revenue generating and growing market products that are patent protected well into the future. The combined company will also have a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its formulation technology platforms. The Independent Xeris Directors believe that the combined company will be well-positioned for long-term product development and commercial success.

In reaching its decision to approve the Acquisition, the Independent Xeris Directors consulted with and received advice and reports from Xeris’ senior management and its financial and legal advisors, and drew on its knowledge of Xeris’ business, assets, financial position, operating results, historical and current trading prices of its securities, and the opportunities and challenges in its businesses and the industries in which it operates, as well as information relating to Strongbridge and the potential opportunities available to and future business prospects of the combined company.

After giving consideration to these and a variety of other factors and risks, the Independent Xeris Directors unanimously recommend that Xeris Shareholders vote to approve the Transaction Agreement.

Jeffrey W. Sherman, M.D., has not participated in any commercial assessments, discussions, negotiations or approvals relating to the Acquisition and is not participating in the Independent Xeris Directors’ recommendation as Dr. Sherman may be considered as having a conflict of interest due to Dr. Sherman’s directorship of and shareholding in Strongbridge.

Further detail in respect of the background and reasons for the Acquisition will be included in the Joint Proxy Statement (which will also include the Scheme Document).

5.	Strongbridge Background to and Reasons for Recommending the Acquisition

The Strongbridge Directors have on an ongoing basis considered the long-term strategy of Strongbridge and strategic opportunities that might be available to enhance shareholder value, including additional investments in new growth opportunities, potential acquisitions and the possible sale of Strongbridge.

Beginning in early 2021, senior management of Xeris and Strongbridge had a series of discussions regarding the possibility of an acquisition by Xeris of Strongbridge and the possible terms of such a transaction. In connection with a possible transaction, Strongbridge retained MTS Health Partners, LP, as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP and Arthur Cox LLP as its legal advisors.

During the period preceding the execution of definitive documentation for the Acquisition on May 24, 2021, the parties discussed and negotiated the transaction terms, conducted due diligence with respect to each other’s businesses and consulted with the Panel. Also during this period, the Independent Strongbridge Directors met, together with Strongbridge’s senior management and its financial and legal advisors, on various occasions to consider the merits of a potential transaction with Xeris and the status of the discussions and negotiations between the parties.

On May 21, 2021, the Independent Strongbridge Directors met, together with Strongbridge’s senior management and financial and legal advisors, to consider proposed terms and drafts of definitive documentation for a proposed acquisition by Xeris of Strongbridge. At this meeting, the Independent Strongbridge Directors unanimously determined that the Transaction Agreement and the transactions contemplated thereby, including the Scheme, were advisable for, fair to and in the best interests of Strongbridge and the Strongbridge Shareholders, and thereby approved the Acquisition and determined that the terms of the Scheme were fair and reasonable, subject to receipt of the final exchange ratio and fairness opinion from Strongbridge’s financial advisor, MTS Health Partners, LP. The Independent Strongbridge Directors also delegated to a transaction committee of their members the full power and authority to act on their behalf to take any and all actions with respect to the Acquisition, including to approve the final exchange ratio and to receive the fairness opinion from MTS Securities, LLC, an affiliate of MTS Health Partners, LP. On May 23, 2021, the transaction committee met and approved the final exchange ratio and received the fairness opinion.

In reaching its decision to approve the Acquisition, the Independent Strongbridge Directors consulted with and received advice and reports from Strongbridge’s senior management and its financial and legal advisors, and drew on its knowledge of Strongbridge’s business, assets, financial position, operating results, historical and current trading prices of its securities, and the opportunities and challenges in its businesses and the industries in which it operates, as well as information relating to Xeris and the potential opportunities available to and future business prospects of the combined company. After giving consideration to these and a variety of other factors and risks, the Independent Strongbridge Directors unanimously determined to recommend that Strongbridge Shareholders vote in favor of the Acquisition.

Jeffrey W. Sherman, M.D., has not participated in any commercial assessments, discussions, negotiations or approvals relating to the Acquisition and is not participating in the Independent Strongbridge Directors’ recommendation as Dr. Sherman may be considered as having a conflict of interest due to Dr. Sherman’s directorship of and shareholding in Xeris.

Further detail in respect of the background and reasons for the Acquisition will be included in the Joint Proxy Statement (which will also include the Scheme Document).

6.	Independent Strongbridge Directors Recommendation

The Independent Strongbridge Directors, who have been advised by MTS Securities, LLC, consider the terms of the Acquisition to be fair and reasonable. The Board of Directors of Strongbridge has received an opinion of MTS Securities, LLC, that, as of May 23, 2021, the consideration to be received by holders of Strongbridge ordinary shares in the Acquisition is fair, from a financial point of view, to such holders.

Accordingly, the Independent Strongbridge Directors unanimously recommend to Strongbridge Shareholders to vote in favor of the Acquisition and the Scheme, as the Independent Strongbridge Directors who are Strongbridge Shareholders intend to do in respect of their own beneficial holdings of, in aggregate, 207,759 Strongbridge Shares, which represent, in aggregate, approximately 0.3% of the existing issued share capital of Strongbridge as at May 21, 2021 (being the last practicable date prior to the release of this announcement).

Jeffrey W. Sherman, M.D. is not participating in the Independent Strongbridge Directors’ recommendation of the Acquisition and related matters as Dr. Sherman may be considered as having a conflict of interest due to Dr. Sherman’s directorship of and shareholding in Xeris.

7.	Irrevocable Undertakings

Each Independent Strongbridge Director, save for Marten Steen as he does not hold any direct interests in securities of Strongbridge, and each Strongbridge executive officer has given an irrevocable undertaking to Xeris and Xeris Biopharma Holdings to vote in favor of each of the Resolutions required to implement the Acquisition (representing less than 1% of the existing issued share capital of Strongbridge as at May 21, 2021 (being the last practicable date prior to the release of this announcement)).

In addition, Xeris and Xeris Biopharma Holdings have also received irrevocable undertakings to vote in favor of each the Resolutions from CAM Capital and HealthCap VI, L.P. in respect of 10,887,041 Strongbridge Shares, which represents approximately 16% of the existing issued share capital of Strongbridge as at May 21, 2021 (being the last practicable date prior to the release of this announcement).

Irrevocable undertakings to vote in favor of each of the Resolutions required to implement the Acquisition, therefore, have been received by Xeris and Xeris Biopharma Holdings over, in aggregate, 11,201,989 Strongbridge Shares, which represents approximately 17% of the existing issued share capital of Strongbridge as at May 21, 2021 (being the last practicable date prior to the release of this announcement).

The irrevocable undertakings will terminate upon the occurrence of certain events, namely the earlier to occur of the following:

(a)	the Rule 2.5 Announcement is not released on May 24, 2021 or such later date as Xeris and Strongbridge may agree;

(b)	Xeris Biopharma Holdings publicly announces that it does not intend to make or proceed with the Acquisition;

(c)	the Acquisition lapses or is withdrawn (which, for the avoidance of doubt, will not be deemed to have occurred only by reason of Xeris electing to switch from a Scheme to a Takeover Offer);

(d)	the Transaction Agreement is validly terminated in accordance with its terms;

(e)	the Scheme becomes effective;

(f)

prior to the Court Meeting, a third party announces a firm intention to make an offer to acquire Strongbridge, provided that the terms of such offer must provide for a consideration per Strongbridge Share that is not less than 105% of the value of the consideration offered under the Scheme (including for the avoidance of doubt the value of the CVR Consideration) (in the case of the irrevocable undertakings received from CAM Capital and Health Cap VI L.P. only); or

(g)	31 December 2021 (in the case of the irrevocable undertaking received from Health Cap VI L.P. only).

8.	The Acquisition and the Scheme

The Acquisition will be effected by means of a “scheme of arrangement” in accordance with Chapter 1 of Part 9 of the Act pursuant to which Xeris Biopharma Holdings will acquire all of the outstanding shares of Strongbridge in exchange for, (i) 0.7840 Xeris Biopharma Holdings Shares, and (ii) one (1) CVR, per Strongbridge Share. The Acquisition will be subject to the Conditions set out in Appendix III to this announcement and to be set forth in the scheme of arrangement described in the Scheme Document which will be delivered to Strongbridge Shareholders as part of the Joint Proxy Statement.

To become effective, the Scheme will require, among other things, (i) the approval of the Scheme by a majority in number of members of each class of Strongbridge Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting) representing at least 75% in value of the Strongbridge Shares of that class held by such Strongbridge Shareholders, and (ii) the Required EGM Resolutions being duly passed by the requisite majorities of Strongbridge Shareholders at the EGM (or any adjournment or postponement thereof). Following the Strongbridge Shareholder Approval being obtained and the satisfaction or (where applicable) waiver of the other conditions to the consummation of the Scheme, the sanction of the High Court is also required.

The Acquisition, which is unanimously recommended by the Independent Xeris Directors and the Independent Strongbridge Directors, is also subject to receipt of Xeris Shareholder Approval and certain other conditions, as more particularly set out in Appendix III of this announcement.

Assuming the necessary approvals from the Strongbridge Shareholders and the Xeris Shareholders have been obtained and all other conditions have been satisfied or waived (where applicable), the Scheme will become effective upon delivery to the Irish Registrar of Companies of a copy of the Court Order of the High Court sanctioning the Scheme together with, if applicable, the minute required by section 86 of the Act confirming a capital reduction to take place in connection with the Acquisition, and registration of the Court Order (and minute if applicable) by the Registrar of Companies. Upon the Scheme becoming effective, the Scheme will be binding on all Strongbridge Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the EGM.

The Acquisition will be conditional upon the Scheme becoming effective. The Conditions to the Acquisition and the Scheme are set out in full in Appendix III to this announcement. The implementation of the Scheme is conditional, amongst other things, upon:

•	the approval by the Strongbridge Shareholders and the sanction by the High Court of the Scheme;

•	the approval by the Xeris Shareholders;

•	the approval for listing on the Nasdaq (subject only to certain standard conditions) of the Xeris Biopharma Holdings Shares;

•	all applicable waiting periods under the HSR Act in connection with the Acquisition having expired or having been terminated;

•

to the extent (i) the Acquisition constitutes a concentration within the scope of the EC Merger Regulation or otherwise is a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow the closing of the Acquisition, and (ii) that all or part of the Acquisition is referred by the European Commission to the relevant authority of one or more member countries of the European Economic Area, such relevant authority(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) the prior clause (i) (that clause being interpreted mutatis mutandis);

•

all required Clearances of any Governmental Entity having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate), in each case in connection with the Acquisition and/or the Merger, under the Antitrust Laws of each Specified Jurisdiction, and no (a) Law (other than an order, writ, decree, judgment, injunction, restraint or prohibition described in clause (b)), (b) order, writ, decree, judgment, injunction, restraint or prohibition by any court of competent jurisdiction, or (c) order, writ, decree, judgment, injunction, restraint or prohibition under any Antitrust Law of a Specified Jurisdiction by any Relevant Authority which restrains, enjoins, makes illegal or otherwise prohibits consummation of the Acquisition or the Merger shall have been issued, made, enacted or entered and shall continue to be in effect;

•	the Transaction Agreement not having been terminated in accordance with its terms;

•

the Form S-4 containing the Joint Proxy Statement having become effective under the Securities Act and not being the subject of any stop order or proceedings initiated by the SEC seeking any stop order.

•	the accuracy of each of the parties’ representations and warranties, except generally as would not have a material adverse effect on such party; and

•	the performance by each party, in all material respects, with all of its covenants and agreements under the Transaction Agreement.

The Scheme Document, containing further information relating to the implementation of the Acquisition, the full terms and Conditions of the Scheme, and the notices of the Court Meeting, to be convened by resolution of the Strongbridge Directors or direction of the High Court, and the separate EGM required to approve the Scheme and related resolutions and information relating to the convening of the Xeris Shareholder Meeting will be mailed as promptly as reasonably practicable after securing approval of the High Court to dispatch such documents to Strongbridge Shareholders and, for information only, to holders of Strongbridge Options, Strongbridge Warrants, Strongbridge Convertibles and Strongbridge Share Awards.

It is expected that the Joint Proxy Statement (which will contain the Scheme Document), containing further information relating to the implementation of the Acquisition, the full terms and conditions of the Scheme, notices of the Court Meeting, the EGM and Xeris Shareholder Meeting and information on the Xeris Biopharma Holdings Shares, will be made available to Strongbridge Shareholders and Xeris Shareholders as promptly as reasonably practicable after securing approval of the High Court to despatch the Scheme Document to Strongbridge Shareholders and, for information only, to holders of Strongbridge Warrants, Strongbridge Options, Strongbridge Convertibles and Strongbridge Share Awards.

The Joint Proxy Statement will be a part of the Form S-4 filed with the SEC with respect to the issuance of the Xeris Biopharma Holdings Shares pursuant to the Securities Act. Upon a declaration of effectiveness by the SEC of the Form S-4, the Joint Proxy Statement will constitute a prospectus of Xeris Biopharma Holdings.

9.	Merger Benefit Statement

Xeris anticipates that the Acquisition will provide approximately $50 million in pre-tax synergies and other cost reductions by the end of 2022.

The principal sources of potential synergies in 2022 are as follows:

•

approximately 51% of the $50 million from (i) the consolidation of R&D and business and central support functions and the elimination of redundant public company and other duplicate costs (approximately 41% of the $50 million) and (ii) the avoidance of future costs by utilizing Xeris’ corporate infrastructure (approximately 10% of the $50 million) and

•

approximately 49% of the $50 million from (i) the reduction of overlapping operations including marketing and medical affairs (approximately 15% of the $50 million) and (ii) the avoidance of future costs by utilizing Xeris’ commercial and medical affairs infrastructure (approximately 34% of the $50 million).

The synergies exclude any potential revenue synergies.

Subject to the Scheme becoming effective, Strongbridge Shareholders will be able to share in any synergies resulting from the Acquisition by means of the Xeris Biopharma Holdings Shares they will receive under the Scheme.

There are various material assumptions underlying the synergy (including cost reduction and cost avoidance) estimates which may result in the synergies being materially greater or less than estimated. The estimate of synergies should therefore be read in conjunction with the key assumptions underlying the estimates set out in Appendix I of this announcement.

The synergies, which include the cost reduction and cost avoidance statements, should not be construed as a profit forecast or interpreted to mean that Xeris Biopharma Holdings’ profits or earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Xeris and/or Strongbridge for the relevant preceding financial period or any other period.

The estimate of synergies set out in this announcement has been reported on for the purposes of Rule 19.3(b)(ii) of the Irish Takeover Rules by (i) KPMG and (ii) SVB Leerink LLC. Copies of their respective reports are included in Appendix IV and Appendix V to this announcement. Each of KPMG and SVB Leerink LLC has given and not withdrawn its consent to the issue of this announcement with the inclusion of its report.

10.	About Xeris Pharmaceuticals, Inc. and Xeris Biopharma Holdings, Inc.

Xeris (Nasdaq: XERS) is a pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke® in the U.S.. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Xeris is headquartered in Chicago, IL. For more information, visit www.Xerispharma.com, or follow us on Twitter, LinkedIn or Instagram.

Xeris Biopharma Holdings is a corporation incorporated in Delaware solely for the purpose of effecting the Acquisition. To date Xeris Biopharma Holdings has not conducted any activities other than those incidental to its formation and the execution of the Transaction Agreement.

Immediately after and conditioned on the concurrent consummation of the Acquisition, Wells MergerSub will merge with and into Xeris, with the result that the separate corporate existence of Wells MergerSub will cease and Xeris will continue as the surviving corporation. At the Effective Time, all existing Xeris Shares will be cancelled and will automatically be converted into the right to receive Xeris Biopharma Holdings Shares on a one-for-one basis.

At and as of the Effective Time, it is expected that Xeris Biopharma Holdings will be a publicly traded company listed on the Nasdaq.

11. About Strongbridge Biopharma plc

Strongbridge (Nasdaq: SBBP) is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), an adrenal steroidogenesis inhibitor with a New Drug Application that is currently under review by the FDA for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a pre-clinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

12.	Effect of the Scheme on Strongbridge Options, Strongbridge Share Awards and Strongbridge Warrants

Pursuant to the terms of the Transaction Agreement, Strongbridge’s outstanding equity awards will be treated as follows: each unexercised Strongbridge Option will be substituted with a Strongbridge Rollover Option, with the exercise price per Xeris Biopharma Holdings Share and the number of Xeris Biopharma Holdings Shares underlying the Strongbridge Rollover Option adjusted to reflect the conversion from Strongbridge Shares into Xeris Biopharma Holdings Shares. Each Strongbridge Rollover Option will continue to have, and be subject to, the same terms and conditions that applied to the corresponding Strongbridge Option (except for terms rendered inoperative by reason of the Acquisition or for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect). Upon completion of the Acquisition, Xeris Biopharma Holdings will issue to each holder of a Strongbridge Rollover Option (as of immediately prior to the Effective Time) one (1) CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option; provided that each such CVR will be subject to the same vesting and forfeiture conditions that applied to the corresponding Strongbridge Option; and provided further that in no event will such holder be entitled to any Milestone Payment unless the corresponding Strongbridge Rollover Option has been exercised on or prior to the applicable Milestone Payment Date.

Each Strongbridge Option will become fully vested and exercisable immediately prior to the Effective Time. Additionally, each Strongbridge Option with a per-share exercise price prior to the adjustment described in the previous paragraph of $4.50 or less will be amended to provide that such corresponding Strongbridge Rollover Option will remain exercisable for a period of time following the Effective Time in accordance with its terms, but in no event less than a period of time equal to the lesser of the maximum remaining term of such Strongbridge Rollover Option and the fourth anniversary of the Effective Date, in each case regardless of whether the holder of such Strongbridge Rollover Option experiences a termination of employment or service on or following the Effective Time.

Pursuant to the terms of the Transaction Agreement, prior to the Effective Time, Strongbridge will issue a number of Strongbridge Shares subject to the vested portion of each Strongbridge Share Award. Each such Strongbridge Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, all other Strongbridge Shares.

Pursuant to the terms of the Transaction Agreement, Strongbridge’s outstanding warrants will be treated as follows: (i) each outstanding and unexercised Strongbridge Private Placement Warrant will be assumed by Xeris Biopharma Holdings such that the applicable holders will have the right to subscribe for Xeris Biopharma Holdings Shares, in accordance with certain terms of the Strongbridge Private Placement Warrant; and (ii) each outstanding and unexercised Strongbridge Assumed Warrant will be assumed by Xeris Biopharma Holdings such that, upon exercise, the applicable holders will have the right to have delivered to them the Reference Property (as such term is defined in the Strongbridge Assumed Warrants), in accordance with certain terms of the Strongbridge Assumed Warrant.

13.	Effect of the Scheme on Strongbridge Convertibles

If required in accordance with Rule 15 of the Irish Takeover Rules, Xeris and Xeris Biopharma Holdings will make appropriate proposals in relation to the Strongbridge Convertibles. Holders of Strongbridge Convertibles will, if required, be contacted at the time of publication of the Joint Proxy Statement (which will contain the Scheme Document), regarding the effect of the Acquisition on the Strongbridge Convertibles and the relevant details will be summarized in the Joint Proxy Statement (which will contain the Scheme Document).

14.	Management and Employees

Pursuant to the terms of the Transaction Agreement, Xeris has given certain assurances in relation to the continuation of certain existing compensation and employment benefit arrangements of Strongbridge’s employees following the Acquisition.

Further details in this regard will be included in the Joint Proxy Statement (which will contain the Scheme Document).

15.	Delisting and Cancellation of Trading of Xeris and Strongbridge and Admission to Trading of Xeris Biopharma Holdings

It is intended that, subject to and following the Scheme and Merger becoming effective, and subject to applicable requirements of the Nasdaq, the Xeris Shares will be delisted from the Nasdaq and the Strongbridge Shares will be delisted from the Nasdaq. The last day of dealing in Strongbridge Shares on the Nasdaq and Xeris Shares on the Nasdaq will be the last Business Day before the Effective Date (or, in certain circumstances, the Effective Date). It is expected that Xeris Biopharma Holdings Shares will commence trading on the Nasdaq on the Effective Date (or, in certain circumstances, the Business Day after the Effective Date).

16.	Expenses Reimbursement Agreement

Strongbridge has entered into the Expenses Reimbursement Agreement dated May 24, 2021 with Xeris, the entry into which has been consented to by the Panel. Under the Expenses Reimbursement Agreement, Strongbridge has agreed to pay to Xeris in certain circumstances set out below an amount equal to all documented, specific and quantifiable third party costs and expenses incurred, directly or indirectly, by Xeris and/or the Xeris Group (as defined in the Expenses Reimbursement Agreement), or on their behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including, but not limited to, third party expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence and engagement of third party representatives to assist in the process. The liability of Strongbridge to pay these amounts shall arise only after the date of this announcement and is limited to a maximum amount of $1.95 million. The amount payable by Strongbridge to Xeris under the Expenses Reimbursement Agreement will exclude any amounts in respect of VAT incurred by Xeris attributable to such third party costs other than Irrecoverable VAT (as defined in the Expenses Reimbursement Agreement) incurred by Xeris on such costs. The circumstances in which such payment will be made are if:

(a) the Transaction Agreement is terminated:

(i) by Xeris at any time prior to the receipt of the Strongbridge Shareholder Approval, due to a Strongbridge Change of Recommendation having occurred; or

(ii) by Xeris at any time prior to the receipt of the Strongbridge Shareholder Approval, if Strongbridge shall have materially breached Section 5.3 of the Transaction Agreement; or

(b) all of the following occur:

(i) the Transaction Agreement is terminated (x) by Xeris for the reason Strongbridge shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement, or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach or failure to perform or inaccuracy (1) would have resulted in a failure of any of the Conditions 1, 2, 3 or 4 of Appendix III and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (a) the End Date and (b) 30 days following written notice by Xeris thereof or (y) by Xeris or Strongbridge, if the Court Meeting or the EGM was completed and the Court Meeting Resolution or the Required EGM Resolutions, as applicable, were not approved by the requisite majorities; and

(ii) prior to the Court Meeting, a Strongbridge Alternative Proposal was publicly disclosed or announced (or, in the case of a termination described in paragraph (b)(i)(x) above, was made publicly or privately to the Strongbridge Board), or any person shall have publicly announced an intention (whether or not conditional) to make a Strongbridge Alternative Proposal (it being understood that, for purposes of this paragraph (b)(ii) and paragraph (b)(iii) below, references to “20%” in the definition of Strongbridge Alternative Proposal shall be deemed to refer to “50%”); and

(iii) (x) a Strongbridge Alternative Proposal is consummated within twelve months after such termination, or (y) a definitive agreement providing for a Strongbridge Alternative Proposal is entered into within twelve months after such termination and which is subsequently consummated, in the case of each of clauses (x) and (y), regardless of whether such Strongbridge Alternative Proposal is the same Strongbridge Alternative Proposal referred to in paragraph (b)(ii) above.

The Panel has consented to Strongbridge entering into the Expenses Reimbursement Agreement. In this regard, each of MTS Health Partners, LP and the Strongbridge Independent Directors have confirmed in writing to the Panel that, in the opinion of MTS Health Partners, LP and the Independent Strongbridge Directors (respectively), in the context of the note to Rule 21.2 of the Irish Takeover Rules and the Acquisition, the Expenses Reimbursement Agreement is in the best interests of the Strongbridge Shareholders.

17.	Transaction Agreement

Xeris, Xeris Biopharma Holdings, Wells MergerSub and Strongbridge have entered into the Transaction Agreement dated May 24, 2021 which contains certain assurances, obligations and commitments in relation to the implementation of the Scheme, including provisions in relation to the conduct of Strongbridge’s business between the date of this announcement and the Effective Date and other matters relating to the Acquisition. A copy of the Transaction Agreement is appended to this announcement at Appendix VI and a summary of the principal terms of the Transaction Agreement will be set out in the Joint Proxy Statement (which will also contain the Scheme Document).

18.	Xeris Shareholder Approval

Pursuant to the Transaction Agreement, Wells MergerSub will merge with and into Xeris with Xeris continuing as the surviving corporation in the Merger and in consideration of which Xeris Shareholders will receive one share in Xeris Biopharma Holdings for each Xeris Share held by them on completion. As a result of that, Xeris Shareholders holding a majority of the outstanding Xeris Shares must vote to approve the Transaction Agreement at a special shareholder meeting to be convened by Xeris. Xeris is required to send Xeris Shareholders the Joint Proxy Statement summarizing the background to and reasons for the transactions to be consummated pursuant to the Transaction Agreement (which will include a notice convening the Xeris Shareholder Meeting) as well as information relating to the Merger and the Xeris Biopharma Holdings Shares.

19.	Independent Xeris Directors Recommendation

The Independent Xeris Directors consider the terms of the Acquisition and the Merger to be advisable, consistent with, and in furtherance of the strategies and goals of Xeris and that the entry into the Transaction Agreement and the Merger are fair to and in the best interests of Xeris and the Xeris Shareholders. In connection with reaching such determination, the Independent Xeris Directors have received an opinion from its financial advisor, SVB Leerink LLC, that, as of the date thereof and subject to the various assumptions, qualifications and limitations set forth in the opinion, the consideration (provided for in the Transaction Agreement) is fair, from a financial point of view, to the holders of Xeris Shares (other than Xeris Shares owned by Xeris, Strongbridge or any of its wholly owned subsidiaries). Accordingly, the Independent Xeris Directors unanimously recommend to Xeris Shareholders to vote to approve the Transaction Agreement and the Merger.

Jeffrey W. Sherman, M.D., is not participating in the Independent Xeris Directors’ recommendation as Dr. Sherman may be considered as having a conflict of interest due to Dr. Sherman’s directorship of and shareholding in Strongbridge.

20.	Disclosure of interests in relevant securities of Strongbridge

As at the close of business on May 21, 2021 (being the last practicable date prior to the release of this announcement), neither SVB Leerink LLC, financial adviser to Xeris, nor any person (other than an exempt principal trader or an exempt fund manager) controlling, controlled by, or under the same control as, SVB Leerink LLC was interested in, or held short positions in, Strongbridge securities.

As at the close of business on May 21, 2021 (being the last practicable date prior to the release of this announcement), Jeffrey W. Sherman, M.D., a director of Xeris, was the owner of 42,021 Strongbridge Shares and 40,000 Strongbridge Restricted Share Units.

Save as described above, at the close of business on May 21, 2021 (being the last practicable date prior to the release of this announcement), none of Xeris, Xeris Biopharma Holdings or, so far as Xeris is aware, any person Acting in Concert with Xeris:

(a)	had an interest in relevant securities of Strongbridge;

(b)	had any short position in relevant securities of Strongbridge;

(c)	had received an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Strongbridge; or

(d)	had borrowed or lent any Strongbridge Shares.

Furthermore, no arrangement to which Rule 8.7 of the Irish Takeover Rules applies exists between Xeris, Xeris Biopharma Holdings or Strongbridge or a person Acting in Concert with Xeris, Xeris Biopharma Holdings or Strongbridge in relation to Strongbridge Shares. For these purposes, an “arrangement to which Rule 8.7 of the Irish Takeover Rules applies” includes any indemnity or option arrangement, and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which is or may be an inducement to one or more of such persons to deal or refrain from dealing in such securities.

In the interests of confidentiality, Xeris, Xeris Biopharma Holdings and SVB Leerink LLC have made only limited enquiries in respect of certain parties who may be deemed by the Panel to be Acting in Concert with them for the purposes of the Acquisition. Further enquiries will be made to the extent necessary as soon as practicable following the date of this announcement and any disclosure in respect of such parties will be included in the Scheme Document.

21.	Rule 2.10 Disclosure

In accordance with Rule 2.10 of the Takeover Rules, Strongbridge confirms that, as of the close of business on May 21, 2021, Strongbridge’s issued share capital, excluding treasury shares, is comprised of 67,722,319 ordinary shares with a par value of $0.01 per share. Strongbridge’s ordinary shares are traded on the Nasdaq under the symbol SBBP. The International Securities Identification Number (ISIN) of the Strongbridge ordinary shares is IE00BYZ5XL97.

Strongbridge confirms that, as of the close of business on May 21, 2021, there were outstanding 2,942,341 restricted share units (the “Strongbridge Restricted Share Units”) and 8,763,074 options to purchase Strongbridge ordinary shares (the “Strongbridge Share Options”) granted by Strongbridge. Upon vesting, each Strongbridge Restricted Share Unit entitles the holder to receive one Strongbridge ordinary share and each Strongbridge Share Option entitles the holder to purchase one Strongbridge ordinary share at the applicable exercise price.

Strongbridge also confirms that as of the close of business on May 21, 2021, Strongbridge has 7,368,033 warrants outstanding (the “Strongbridge Warrants”) and up to 1,339,285 ordinary shares may be issued upon the conversion of the portion of Strongbridge’s debt that is convertible. Upon exercise, each Strongbridge Warrant entitles the holder to receive one ordinary share.

In accordance with Rule 2.10 of the Irish Takeover Rules, Xeris confirms that, as of close of business on May 21, 2021, Xeris’ issued share capital, excluding treasury shares, is comprised of 66,372,010 shares of common stock with a par value of $0.001 per share. Xeris’ common stock is traded on the Nasdaq under the symbol XERS. The International Securities Identification Number (ISIN) of the Xeris common stock is US98422L1070.

Xeris confirms that, as of the close of business on May 21, 2021, there were outstanding 5,145,099 options to purchase shares of common stock (the “Xeris Stock Options”), 1,883,012 restricted stock units (the “Xeris Restricted Stock Units”), 94,012 warrants (the “Xeris Warrants”) and a principal amount of $47,175,000 of 5.00% Convertible Senior Notes due 2025 (the “Xeris Convertible Notes”).

Upon exercise, each Xeris Stock Option entitles the holder to purchase one share of common stock at the applicable exercise price. Upon vesting, each Xeris Restricted Stock Unit entitles the holder to receive one share of common stock. Upon exercise, each Xeris Warrant entitles the holder to receive one share of common stock. Upon conversion of the Xeris Convertible Notes, up to 15,416,667 Xeris Shares may be issued.

22.	Rule 30.2 Derogation

Rule 30.2 of the Irish Takeover Rules requires that, except with the consent of the Panel, and subject to Rule 2.7 of the Irish Takeover Rules, Strongbridge must despatch the Scheme Document to Strongbridge Shareholders within 28 days of the announcement of a firm intention to make an offer, being this announcement.

On May 19, 2021 the Panel agreed to grant the parties a derogation from Rule 30.2.

There is a requirement to file a Form S-4 with the SEC in connection with the Acquisition. The Form S-4 will contain the Joint Proxy Statement (which will also contain the Scheme Document). The preparation of the Form S-4 may take more than 28 days. Also, the SEC may elect to review the Form S-4 prior to declaring it effective. This review process may take 60 days or more to complete. Under SEC rules, the Scheme Document cannot be dispatched to Strongbridge Shareholders or Xeris Shareholders until the Form S-4 is declared effective by the SEC. The Panel granted the derogation on the basis that the Scheme Document cannot be dispatched until the Form S-4 is declared effective by the SEC. The Scheme Document will be dispatched to Strongbridge Shareholders as soon as practicable after the Form S-4 is declared effective.

23.	General

The Acquisition and the Scheme will be made subject to the Conditions and the further terms and conditions to be set out in the Scheme Document. The Scheme Document will include full details of the Acquisition and will be accompanied by the appropriate forms of proxy.

Xeris reserves the right, subject to the terms of the Transaction Agreement, to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and with the Panel’s consent. In such event, the Acquisition will be implemented on terms at least as favorable, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments (including an acceptance condition set at 80% of the shares to which such offer relates or such lesser percentage, being more than 50%, as Xeris may, with the consent of the Panel (if required), decide).

The Transaction Agreement is governed by the laws of the State of Delaware. However, the Acquisition and the Scheme and matters related thereto (including matters related to the Irish Takeover Rules) shall, to the extent required by the laws of Ireland, be governed by, and construed in accordance with, the laws of Ireland. The interpretation of the duties of directors of Strongbridge shall also be governed by, and construed in accordance with, the laws of Ireland.

Appendix I to this announcement contains further details of the sources of information and bases of calculations set out in this announcement; Appendix II to this announcement contains definitions of certain expressions used in this announcement; Appendix III to this announcement contains the Conditions of the Acquisition and the Scheme; Appendix IV to this announcement sets out the report from KPMG in respect of certain merger benefit statements made in this announcement; Appendix V to this announcement contains the report from SVB Leerink LLC, in respect of certain merger benefit statements made in this announcement; Appendix VI to this announcement sets out the Transaction Agreement; and Appendix VII to this announcement sets out the form of the CVR Agreement.

Contacts

Xeris Pharmaceuticals

Allison Wey

Senior Vice President, Investor Relations and Corporate Communications

awey@Xerispharma.com

+1 312-736-1237

Strongbridge Biopharma

Elixir Health Public Relations

Lindsay Rocco

+1 862-596-1304

lrocco@elixirhealthpr.com

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer

+1 212-355-4449

No Offer or Solicitation

This announcement is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this announcement is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Acquisition will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Strongbridge Shareholders may vote in respect of the Acquisition.

Important Additional Information will be Filed with the SEC

Xeris, Xeris Biopharma Holdings and Strongbridge will prepare and Xeris Biopharma Holdings will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Strongbridge and Xeris and that also will constitute a prospectus with respect to the Xeris Biopharma Holdings Shares to be issued pursuant to the Acquisition (the Joint Proxy Statement). The Joint Proxy Statement will also contain the Scheme Document and further information relating to the implementation of the Acquisition, the full terms and conditions of the Scheme, notices of the Xeris Shareholder Meeting and the Strongbridge Meetings and information on the Xeris Biopharma Holdings Shares. Xeris and Strongbridge may also file other documents with the SEC regarding the Acquisition. This document is not a substitute for the Joint Proxy Statement or any other document which Xeris, Xeris Biopharma Holdings or Strongbridge may file with the SEC.

The Joint Proxy Statement, if and when filed, as well as Xeris’ and Strongbridge’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Xeris’ filings, at Xeris’ website at www.Xerispharma.com, and in the case of Strongbridge’s filings, at Strongbridge’s website at www.Strongbridgebio.com.

INVESTORS, XERIS SHAREHOLDERS AND STRONGBRIDGE SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND RELATED MATTERS.

Any vote in respect of resolutions to be proposed at the Strongbridge Meetings to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Joint Proxy Statement (including the Scheme Document). Similarly, any vote in respect of resolutions to be proposed at the Xeris Shareholder Meeting should be made only on the basis of the information contained in the Joint Proxy Statement.

Participants in the Solicitation

Xeris, Xeris Biopharma Holdings, Strongbridge and their respective directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the Acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders in connection with the Acquisition, including a description of their direct or indirect interests, which may be different from those of Xeris Shareholders or Strongbridge Shareholders generally, by security holdings or otherwise, will be set forth in the Joint Proxy Statement (which will contain the Scheme Document) and any other relevant documents that are filed or will be filed with the SEC relating to the Acquisition. Information regarding Xeris’ directors and executive officers is contained in Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2021. Information regarding Strongbridge’s directors and executive officers is contained in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 3, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 14, 2021. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

This announcement contains certain forward-looking statements with respect to a proposed transaction involving Xeris and Strongbridge and Xeris’, Strongbridge’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Xeris and Strongbridge and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, the reaction of Xeris’ and Strongbridge’s shareholders to the proposed transaction, adverse effects on the market price of Xeris Shares or Strongbridge Shares and on Xeris’ or Strongbridge’s operating results because of a failure to complete the possible acquisition, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of Xeris Shares or Strongbridge Shares, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to Strongbridge Shareholders, potential litigation associated with the possible acquisition, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, the impact of the COVID-19 pandemic on Xeris’ or Strongbridge’s businesses or the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ or, as the case may be, Strongbridge’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Xeris’ plans with respect to Xeris or Strongbridge, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Any forward-looking statements in this announcement are based upon information available to Xeris, Strongbridge and/or their respective boards of directors, as the case may be, as of the date of this announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Xeris, Strongbridge or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris, Strongbridge or their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Statement Required by the Irish Takeover Rules

The Xeris Directors and the Xeris Biopharma Holdings Directors accept responsibility for the information contained in this announcement other than that relating to Strongbridge, the Strongbridge Group, and the Strongbridge Directors, and members of their immediate families, related trusts and persons connected with them, and for the statements made by Strongbridge in respect of Xeris and Xeris Biopharma Holdings and the recommendation and related opinions of the Independent Strongbridge Directors. The Independent Xeris Directors accept responsibility for the recommendation and the related opinions of the Independent Xeris Directors contained in this announcement. To the best of the knowledge and belief of the Xeris Directors, the Xeris Biopharma Holdings Directors and the Independent Xeris Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Strongbridge Directors accept responsibility for the information contained in this announcement relating to Strongbridge, the Strongbridge Group and the Strongbridge Directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Xeris in respect of Strongbridge and the recommendation and related opinions of the Independent Strongbridge Directors contained in this announcement. The Independent Strongbridge Directors accept responsibility for the recommendation and the related opinions of the Independent Strongbridge Directors contained in this announcement. To the best of the knowledge and belief of the Strongbridge Directors and the Independent Strongbridge Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

SVB Leerink LLC is acting as Xeris’ financial advisor in connection with the Acquisition. In connection with the Acquisition, SVB Leerink LLC and its directors, officers, employees, affiliates, and agents will not regard any other person as its client, nor will it be responsible to anyone other than Xeris for providing the protections afforded to clients of SVB Leerink LLC or for giving advice in connection with the Acquisition or any matter referred to herein.

MTS Health Partners, LP is acting as financial adviser to Strongbridge in connection with the Acquisition. In connection with the Acquisition, MTS Health Partners, LP and its directors, officers, employees, affiliates, and agents will not regard any other person as its client, nor will it be responsible to anyone other than Strongbridge for providing the protections afforded to clients of MTS Health Partners, LP or for giving advice in connection with the Acquisition or any matter referred to herein.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Strongbridge or Xeris, all ‘dealings’ in any ‘relevant securities’ of Strongbridge or Xeris (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons cooperate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Strongbridge or Xeris, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Strongbridge by Xeris or ‘relevant securities’ of Xeris by Strongbridge, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (New York time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in single quotation marks are defined in the Irish Takeover Rules, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Panel’s website at www.irishtakeoverpanel.ie or contact the Panel on telephone number +353 1 678 9020.

No Profit Forecast / Asset Valuations

No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Xeris, Xeris Biopharma Holdings or Strongbridge as appropriate. No statement in this announcement constitutes an asset valuation.

Publication on Website

Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this announcement will be available to Xeris employees on Xeris’ website www.Xerispharma.com and Strongbridge employees on Strongbridge’s website www.Strongbridgebio.com. Neither the content of any such website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this announcement.

Right to Switch to a Takeover Offer

Xeris reserves the right, subject to the terms of the Transaction Agreement, to elect to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and with the Panel’s consent. In such event, the Acquisition will be implemented on terms at least as favorable, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments (including an acceptance condition set at 80% of the shares to which such offer relates).

If Xeris exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and with the Panel’s consent, such Takeover Offer would be made in compliance with applicable U.S. Law and regulations, including the registration requirements of the Securities Act and the tender offer rules under the Exchange Act and any applicable exemptions provided thereunder.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

This summary should be read in conjunction with, and is subject to, the full text of this announcement (including its Appendices).

The Acquisition is subject to, inter alia, the satisfaction or waiver (as applicable) of the Conditions set out in Appendix III to this announcement and to the full terms and conditions which will be set out in the Joint Proxy Statement (which will contain the Scheme Document).

Appendix I to this announcement contains further details of the sources of information and bases of calculations set out in this announcement; Appendix II to this announcement contains definitions of certain expressions used in this announcement; Appendix III to this announcement contains the Conditions of the Acquisition and the Scheme; Appendix IV to this announcement sets out the report from KPMG in respect of certain merger benefit statements made in this announcement; Appendix V to this announcement contains the report from SVB Leerink LLC in respect of certain merger benefit statements made in this announcement; Appendix VI to this announcement sets out the Transaction Agreement; and Appendix VII to this announcement sets out the form of the CVR Agreement.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any Restricted Jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such Restricted Jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the companies involved in the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Joint Proxy Statement (including the Scheme Document) or any document by which the Acquisition and the Scheme are made. Strongbridge Shareholders are advised to read carefully the formal documentation in relation to the proposed acquisition once the Joint Proxy Statement (including the Scheme Document) has been despatched.

This announcement has been prepared for the purpose of complying with the laws of Ireland and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of Ireland.

This announcement does not constitute a prospectus or prospectus equivalent document.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your appropriately authorized independent financial adviser.

APPENDIX I

SOURCES AND BASES OF INFORMATION

1.	In this announcement, unless otherwise stated or the context otherwise requires, the following bases and sources have been used:

(a)	The historical share prices are sourced from the Nasdaq for both Xeris and Strongbridge;

(b)	The entire issued and to be issued share capital (fully diluted share capital) of Xeris (including the value thereof) is calculated on the basis of:

(i)	66,372,010 Xeris Shares, being the entire issued ordinary share capital excluding treasury shares at May 21, 2021;

(ii)	1,883,012 issued Xeris Restricted Stock Units;

(iii)	649,364 issued Xeris Stock Options (calculated based on the treasury stock method based on closing prices as of May 21, 2021);

(iv)	0 (zero) issued Xeris Warrants (calculated based on the treasury stock method based on closing prices as of May 21, 2021);

(v)	15,416,667 Xeris Shares to be issued on conversion of the Xeris Convertible Notes;

(c)	The entire issued and to be issued share capital (fully diluted share capital) of Strongbridge (including the value thereof) is calculated on the basis of:

(i)	67,722,319 Strongbridge Shares, being the entire issued ordinary share capital excluding treasury shares at May 21, 2021; and

(ii)	205,572 issued Strongbridge Options (calculated based on the treasury stock method based on closing prices as of May 21, 2021);

(iii)	2,942,341 issued Strongbridge RSUs;

(iv)	591,079 issued Strongbridge Warrants (calculated based on the treasury stock method based on closing prices as of May 21, 2021);

(v)	236,595 Strongbridge Shares to be issued on conversion of the Strongbridge Convertibles (based on methodology agreed between Xeris and Strongbridge);

(d)	All share prices expressed in US dollars have been rounded to the nearest whole cent and all percentages have been rounded to the nearest whole number;

(e)	Save where otherwise stated, financial and other information concerning Xeris and Strongbridge has been extracted from published sources or from audited financial results of Xeris and Strongbridge;

(f)	References to the transaction-related arrangements in place between Xeris and Strongbridge are sourced from the Transaction Agreement;

(g)	References to the arrangements in place between Xeris and Strongbridge regarding an expenses reimbursement agreement are sourced from the terms of the Expenses Reimbursement Agreement; and

(h)	References to the arrangements in place between Xeris and Strongbridge regarding the CVRs are sourced from the terms of the CVR Agreement.

2.

The bases of belief (including sources of information and assumptions made) that support the expected synergies and other cost reductions are set out in the following paragraphs. The estimate of synergies has been reported on in accordance with Rule 19.3(b)(ii) of the Irish Takeover Rules.

3.	The principal sources of potential synergies in 2022 are as follows:

(a)

approximately 51% of the $50 million from (i) the consolidation of R&D and business and central support functions and the elimination of redundant public company and other duplicate costs (approximately 41% of the $50 million) and (ii) the avoidance of future costs by utilizing Xeris’ corporate infrastructure (approximately 10% of the $50 million); and

(b)

approximately 49% of the $50 million from (i) the reduction of overlapping operations including marketing and medical affairs (approximately 15% of the $50 million) and (ii) the avoidance of future costs by utilizing Xeris’ commercial and medical affairs infrastructure (approximately 34% of the $50 million).

4.

Synergy planning commenced in advance of the first approach by Xeris to the Strongbridge Board, when a Xeris working group, including members of the executive leadership team and other functional experts, was established to evaluate and assess the potential synergies available from the Acquisition and undertake an initial planning exercise.

5.

Xeris’ management, aided by its previous operational and integration experience and through an understanding of Strongbridge’s operations and cost structure based on their own market intelligence and industry experience, and due diligence materials provided by Strongbridge, subsequently determined the source and scale of potential pre-tax synergies and other cost reductions. The pre-tax synergies and other cost reductions are incremental to Xeris’ and, to the best of Xeris’ knowledge, Strongbridge’s existing plans.

6.

In preparing the merger benefits statement, both Xeris and Strongbridge have shared certain operating and financial information to facilitate an analysis in support of evaluating the potential synergies available from the Acquisition. In circumstances where data has been limited for commercial or other reasons, Xeris has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by Xeris’ management’s industry experience and knowledge of the existing businesses.

7.	When evaluating potential pre-tax cost synergies and other cost reductions the Xeris Board has assumed the following:

(a)	the cost bases for the quantification exercise are:

(i)	in respect of Xeris, the existing cost base and the projected cost base from 1 January 2021 to 31 December 2022; and

(ii)	in respect of Strongbridge, the existing cost base and the projected cost base from 1 January 2021 to 31 December 2022;

(b)

FDA approval of levoketoconazole (proposed proprietary name of “Recorlev”) and a requirement for an additional 33 Strongbridge (on a standalone basis) full time sales, marketing, commercial operations and medical affairs employees in order to implement an effective sales strategy for Recorlev;

(c)	that the Scheme will become effective and Xeris Biopharma Holdings will acquire 100% of the issued and to be issued share capital of Strongbridge on completion of the Acquisition;

(d)	that there will be no material unanticipated impact on the combined company arising from any decisions made by competition or regulatory authorities;

(e)	that there will be no material change to the market dynamics affecting Xeris and/or Strongbridge following completion of the Acquisition;

(f)	that there will be no material change to exchange rates following completion of the Acquisition;

(g)	that Xeris will begin the process of realising potential synergies promptly following completion of the Acquisition;

(h)

that Xeris will be able to leverage its existing commercial infrastructure to support the potential launch of Recorlev, thus eliminating the need for additional commercial capabilities that Strongbridge had planned to build on its own; and

(i)	that the transaction closes in Q4 2021 and synergies will begin to be realized almost immediately, with the full impact assumed to be realized in 2022.

8.

In establishing the estimate of pre-tax synergies and other cost reductions the Xeris Board has assumed that Strongbridge’s operations, processes and procedures are comparable to those of Xeris’ related operations, except where publicly available information clearly indicates otherwise or the due diligence materials provided by Strongbridge to Xeris indicated otherwise.

9.

In addition to information from Xeris’ and Strongbridge’s respective management teams, the sources of information that Xeris has used to arrive at the estimate of potential pre-tax synergies and other cost reductions include:

(a) the Strongbridge annual report and accounts;

(b) Strongbridge’s presentations to analysts;

(c) Strongbridge’s website;

(d) analysts’ research;

(e) other public information;

(f) Xeris’ knowledge of the industry and of Strongbridge; and

(g) Xeris’ managements’ experience of synergies from previous transactions.

10.

Xeris anticipates the cost to achieve expected synergies will be approximately $14 million, excluding transaction costs of approximately $19 million. Approximately $1 million of these costs are expected to be incurred by the end of 2021, approximately an incremental $11 million by the end of 2022 and approximately an incremental $2 million by the end of 2023.

11.

There remains an inherent risk in the synergy forward-looking statements. No synergy statement in this announcement, should be construed as a profit forecast or interpreted to mean that Xeris Biopharma Holdings’ profits or earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Xeris and/or Strongbridge for the relevant preceding financial period or any other period.

APPENDIX II

DEFINITIONS

The following definitions apply throughout this announcement unless the context otherwise requires:

“Acquisition”, the proposed acquisition by Xeris Biopharma Holdings of Strongbridge by means of the Scheme or the Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time) pursuant to this Agreement (whether by way of the Scheme or the Takeover Offer) (including the issuance by Xeris Biopharma Holdings of the aggregate Share Consideration and CVR Consideration pursuant to the Scheme or the Takeover Offer), as described in this announcement and provided for in the Transaction Agreement;

“Act”, the Irish Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with, the Act and every statutory modification and re-enactment thereof for the time being in force;

“Acting in Concert”, shall have the meaning given to that term in the Takeover Panel Act, as amended;

“Antitrust Laws”, the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Business Day”, any day, other than a Saturday, Sunday or a day on which banks in Ireland or in the State of New York are authorised or required by law or executive order to be closed;

“CAM Capital”, Caxton Alternative Management LP;

“Clearances”, all consents, clearances, approvals, permissions, permits, nonactions, orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Relevant Authority or other third party in connection with the implementation of the Merger, the Scheme and/or the Acquisition.

“Concert Parties”, such persons as are deemed to be Acting in Concert with Xeris pursuant to Rule 3.3 of Part A of the Irish Takeover Rules;

“Conditions”, the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Appendix III of this announcement, and “Condition”, any one of the Conditions;

“Court Meeting”, the meeting or meetings of the Strongbridge Shareholders or, if applicable, the meeting or meetings of any class or classes of Strongbridge Shareholders (and in each case, any adjournment or postponement thereof) convened by (i) resolution of the Strongbridge Board or (ii) order of the High Court, in either case, pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Meeting Resolution”, the resolution to be proposed at the Court Meeting for the purposes of approving and implementing the Scheme;

“Court Order”, the order or orders of the High Court sanctioning the Scheme under Section 453 of the Act and, if applicable, confirming the reduction of capital that forms part of it under Sections 84 and 85 of the Act;

“COVID-19”, severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) or the disease it causes, known as coronavirus disease 2019, and any and all additional strains, variations or mutations thereof, or related or associated epidemics, pandemic or disease outbreaks;

“CVR”, shall have the meaning given to that term in clause 8.1(c)(i)(A) of the Transaction Agreement;

“CVR Agreement”, shall have the meaning given to that term in Clause 8.1(e) of the Transaction Agreement;

“CVR Consideration”, shall have the meaning given to that term in Clause 8.1(c)(i)(A) of the Transaction Agreement;

“EC Merger Regulation”, the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings.

“Effective Date”, the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has become (or has been declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Irish Takeover Rules;

“Effective Time”, the time on the Effective Date at which the Court Order and, if applicable, a copy of the minute required by Section 86 of the Act are registered by the Registrar of Companies or, if the Acquisition is implemented by way of a Takeover Offer, the time on the Effective Date at which the Takeover Offer becomes (or is declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Irish Takeover Rules;

“EGM”, the extraordinary general meeting of the Strongbridge Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be convened as soon as the preceding Court Meeting shall have been concluded (it being understood that if the Court Meeting is adjourned or postponed, the EGM shall be correspondingly adjourned or postponed);

“EGM Resolutions”, collectively, the following resolutions to be proposed at the EGM: (i) an ordinary resolution to approve the Scheme and to authorize the Strongbridge Board to take all such action as it considers necessary or appropriate to implement the Scheme; (ii) if applicable, a special resolution to cancel, subject to the approval of the High Court, the issued share capital of Strongbridge (other than any Strongbridge Shares held by any member of the Xeris Group); (iii) if applicable, an ordinary resolution authorizing the Strongbridge Board to allot new ordinary shares to Xeris Biopharma Holdings pursuant to this Agreement and the Scheme by capitalization of the reserve arising from the cancellation of the issued share capital of Strongbridge pursuant to the resolution described in clause (ii); (iv) a special resolution amending the Strongbridge Memorandum and Articles of Association in accordance with Clause 4.6 (the resolutions described in the foregoing clauses (i), (ii), (iii) and (iv), the “Required EGM Resolutions”); (v) an ordinary resolution that any motion by the Chairperson of the Strongbridge Board to adjourn or postpone the EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Scheme or any of the Required EGM Resolutions to be approved; and (vi) any other resolutions as Strongbridge reasonably determines to be necessary or desirable for the purposes of implementing the Acquisition as have been approved by Xeris (such approval not to be unreasonably withheld, conditioned or delayed);

“End Date”, the date that is nine months after the date of the Transaction Agreement;

“Exchange Act”, the United States Securities Exchange Act of 1934, as amended;

“Expenses Reimbursement Agreement”, the expenses reimbursement agreement dated as of the date hereof and entered into between Xeris and Strongbridge with the consent of the Panel;

“FDA”, United States Food and Drug Administration;

“FDCA”, Federal Food, Drug, and Cosmetic Act of 1938, as amended;

“Form S-4”, the Form S-4 Registration Statement to be filed with the SEC in connection with the Acquisition;

“Governmental Entity”, (i) any Relevant Authority, (ii) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any Relevant Authority, or (iii) any political party;

“High Court”, the High Court of Ireland;

“HSR Act”, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“Independent Strongbridge Directors”, all Strongbridge Directors except Dr. Jeffrey W. Sherman;

“Independent Xeris Directors”, all Xeris Directors except Dr. Jeffrey W. Sherman;

“Ireland”, Ireland, excluding Northern Ireland, and the word “Irish” shall be construed accordingly;

“Irish Takeover Rules”, the Irish Takeover Panel Act 1997 (as amended), Takeover Rules, 2013, as amended;

“Joint Proxy Statement”, shall have the meaning given to that term in Clause 3.7(a) of the Transaction Agreement;

“Law”, any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license or permit of any Relevant Authority;

“Merger”, shall have the meaning given to that term in Clause 8.2(b) of the Transaction Agreement;

“Milestone”, shall have the meaning given to that term in the CVR Agreement;

“Milestone Payment” shall have the meaning given to that term in the CVR Agreement;

“Milestone Payment Date”, shall have the meaning given to that term in the CVR Agreement;

“Nasdaq”, the Nasdaq Global Select Market;

“NDA”, a new drug application submitted to FDA under Section 505 of the FDCA and 21 C.F.R. Part 314;

“Non-U.S. Plan”, shall have the meaning given to that term in Clause 6.1(i)(ix) of the Transaction Agreement;

“Panel”, the Irish Takeover Panel;

“Person” or “person”, an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organisation or other entity or any Relevant Authority or any department, agency or political subdivision thereof;

“Registrar of Companies”, the Registrar of Companies in Dublin, Ireland;

“Relevant Authority”, any Irish, United States, foreign or supranational, federal, state or local governmental commission, board, body, division, political subdivision, bureau or other regulatory authority, agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank, public international organization or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including, for the avoidance of doubt, the Panel, the High Court, and the SEC;

“Representatives”, in relation to any person, the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or representatives of such person;

“Resolutions”, the EGM Resolutions and the Court Meeting Resolution, which will be set out in the Scheme Document;

“Restricted Jurisdictions”, the jurisdictions in which the release, publication or distribution of this announcement may be restricted by the laws of those jurisdictions;

“Scheme”, the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act and, if applicable, the capital reduction under Sections 84 and 85 of the Act to effect the Acquisition pursuant to this Agreement, on such terms and in such form as is consistent with the terms agreed by Xeris, Xeris Biopharma Holdings, Wells MergerSub and Strongbridge as set out in this announcement and on such other terms as such parties mutually agree in writing, including any revision of the scheme of arrangement as may be agreed between such parties in writing and, if required, by the High Court;

“Scheme Document”, a document (or the relevant sections of the Joint Proxy Statement comprising the scheme document) (including any amendments or supplements thereto) to be distributed to Strongbridge Shareholders and, for information only, to Strongbridge Equity Award Holders, Strongbridge Warrant Holders and the Strongbridge Convertible Holder containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and EGM, (iii) an explanatory statement as required by Section 452 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act and the Irish Takeover Rules and (v) such other information as Strongbridge and Xeris shall agree;

“SEC”, the United States Securities and Exchange Commission;

“Securities Act”, the United States Securities Act of 1933, as amended;

“Share Consideration”, shall have the meaning given to that term in Clause 8.1(c)(i)(B) of the Transaction Agreement;

“Specified Jurisdiction”, any jurisdiction in which Xeris, Strongbridge or any of their Affiliates operate their respective businesses or own any assets;

“Strongbridge”, Strongbridge Biopharma plc, a company incorporated in Ireland;

“Strongbridge Alternative Proposal”, any bona fide proposal or bona fide offer made by any person (other than a proposal or offer by Xeris or any of its Concert Parties or any person Acting in Concert with Xeris) for (i) the acquisition of Strongbridge by scheme of arrangement, takeover offer or business combination transaction; (ii) the acquisition by any person of 20% or more of the assets of Strongbridge and its Subsidiaries, taken as a whole, measured by either book value or fair market value (including equity securities of Strongbridge’s Subsidiaries); (iii) the acquisition by any person (or the stockholders of any person) of 20% or more of the outstanding Strongbridge Shares; or (iv) any merger, business combination, consolidation, share exchange, recapitalisation or similar transaction involving Strongbridge as a result of which the holders of Strongbridge Shares immediately prior to such transaction do not, in the aggregate, own at least 80% of the outstanding voting power of the surviving or resulting entity in such transaction immediately after consummation thereof;

“Strongbridge Board”, the board of directors of Strongbridge;

“Strongbridge Change of Recommendation”, shall have the meaning given to that term in Section 5.3(c)(i) of the Transaction Agreement;

“Strongbridge Convertible Holder”, Avenue Venture Opportunity Fund L.P.;

“Strongbridge Convertibles”, the right of the Strongbridge Convertible Holder to convert up to $3,000,000 of the aggregate principal amount outstanding under the Strongbridge Loan Agreement into Strongbridge Shares;

“Strongbridge Directors”, the members of the board of directors of Strongbridge;

“Strongbridge Equity Award Holders”, the holders of Strongbridge Options and/or Strongbridge Share Awards;

“Strongbridge Group”, Strongbridge and all of its Subsidiaries;

“Strongbridge Loan Agreement”, the term loan agreement, dated May 19, 2020, by Strongbridge, along with Strongbridge U.S. Inc., Cortendo AB (publ) and Strongbridge Dublin Limited, Avenue Venture Opportunity Fund L.P., as administrative agent and collateral agent, and the lenders named therein;

“Strongbridge Meetings”, the Court Meeting and the EGM;

“Strongbridge Memorandum and Articles of Association”, shall have the meaning given to that term in Clause 6.1(a)(i) of the Transaction Document;

“Strongbridge Option”, an option to purchase Strongbridge Shares;

“Strongbridge Rollover Option”, shall have the meaning given to that term in Clause 4.1 of the Transaction Agreement;

“Strongbridge Share Award”, an award denominated in Strongbridge Shares, other than a Strongbridge Option;

“Strongbridge Shareholder Approval”, (i) the approval of the Scheme by a majority in number of the members of each class of Strongbridge Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing, at the relevant voting time, at least seventy five per cent (75%) in value of the Strongbridge Shares of that class held by such Strongbridge Shareholders present and voting either in person or by proxy, at the Court Meeting (or at any adjournment or postponement of such meeting) and (ii) each of the Required EGM Resolutions being duly passed by the requisite majorities of Strongbridge Shareholders at the EGM (or at any adjournment or postponement of such meeting);

“Strongbridge Shareholders”, the holders of Strongbridge Shares;

“Strongbridge Shares”, the ordinary shares of $0.01 each in the capital of Strongbridge;

“Strongbridge Warrant Holders”, the holders of the Strongbridge Warrants;

“Strongbridge Warrants”, the following warrants issued by Strongbridge: (i) the warrants issued on December 22, 2016, in connection with a private placement of Strongbridge Shares, under which 5,030,000 Strongbridge Shares were issuable (the “Strongbridge Private Placement Warrants”); (ii) the warrants issued on December 28, 2016, in connection with Horizon and Oxford loan agreement, under which 160,714 Strongbridge Shares were issuable; (iii) the warrants issued on January 16, 2018, to CR Group lenders, under which 1,248,250 Strongbridge Shares were issuable; (iv) the warrants issued on July 14, 2017, to CR Group lenders, under which 394,289 Strongbridge Shares were issuable; (v) the warrant issued on May 19, 2020, to Avenue Venture Opportunities Fund, L.P., under which 267,390 Strongbridge Shares were issuable; and (vi) the warrant issued on December 30, 2020, to Avenue Venture Opportunities Fund, L.P., under which 267,390 Strongbridge Shares were issuable, in each case as of the Strongbridge Capitalisation Date (the warrants in clauses (iii) through (vi) collectively, the “Strongbridge Assumed Warrants”);

“Subsidiary”, in relation to any person, any corporation, partnership, association, trust or other form of legal entity of which such person directly or indirectly owns securities or other equity interests representing more than 50% of the aggregate voting power (provided that Xeris Biopharma Holdings and Wells MergerSub shall be deemed to be Subsidiaries of Xeris for purposes of this announcement);

“Takeover Offer”, an offer in accordance with Clause 3.6 of the Transaction Agreement for the entire issued share capital of Strongbridge (other than any Strongbridge Shares beneficially owned by Xeris or any member of the Xeris Group (if any)) including any amendment or revision thereto pursuant to this Agreement, the full terms of which would be set out in the Takeover Offer Document or as the case may be, any revised offer documents;

“Takeover Offer Document”, if following the date of this announcement, Xeris elects to implement the Acquisition by way of the Takeover Offer in accordance with Clause 3.6 of the Transaction Agreement, the document to be despatched to Strongbridge Shareholders and others by Xeris Biopharma Holdings containing, amongst other things, the Takeover Offer, the Conditions (save as Xeris determines not to be appropriate in the case of a Takeover Offer) and certain information about Xeris Biopharma Holdings, Xeris and Strongbridge and, where the context so admits, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer;

“Takeover Panel Act”, the Irish Takeover Panel Act 1997 (as amended);

“Transaction”, the proposed acquisition by Xeris Biopharma Holdings of Strongbridge by means of the Scheme or the Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time) pursuant to this Agreement (whether by way of the Scheme or the Takeover Offer) (including the issuance by Xeris Biopharma Holdings of the aggregate Share Consideration and CVR Consideration pursuant to the Scheme or the Takeover Offer), as described in this announcement and provided for in the Transaction Agreement;

“Transaction Agreement”, the Transaction Agreement dated May 24, 2021 by and among Xeris, Xeris Biopharma Holdings, Wells MergerSub and Strongbridge;

“U.S.” or “United States”, the United States of America, its territories and possessions, any State of the United States and the District of Columbia, and all other areas subject to its jurisdiction;

“US$”, “$” or “U.S. dollars”, United States dollars, the lawful currency of the United States;

“Wells MergerSub”, Wells MergerSub, Inc., a corporation incorporated in the State of Delaware;

“Xeris”, Xeris Pharmaceuticals, Inc., a corporation incorporated in the State of Delaware;

“Xeris Biopharma Holdings”, Xeris Biopharma Holdings, Inc., a corporation incorporated in the State of Delaware;

“Xeris Biopharma Holdings Shares”, the shares of common stock, par value $0.0001 per share, of Xeris Biopharma Holdings;

“Xeris Board”, the board of directors of Xeris;

“Xeris Directors”, the members of the board of directors of Xeris;

“Xeris Group”, Xeris and all of its Subsidiaries;

“Xeris Shareholder Approval”, shall have the meaning given to that term in Clause 6.2(s) of the Transaction Agreement;

“Xeris Shareholder Meeting”, the meeting of Xeris Shareholders held for the purpose of obtaining the Xeris Shareholder Approval;

“Xeris Shareholders”, the holders of Xeris Shares; and

“Xeris Shares”, the shares of common stock, par value $0.0001 per share, of Xeris.

References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder.

Any singular term shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders.

APPENDIX III

CONDITIONS OF THE ACQUISITION AND THE SCHEME

The Acquisition and the Scheme will comply with the Takeover Rules, the Act and, where relevant, the rules and regulations of the Exchange Act and Nasdaq, and are subject to the terms and conditions set out in this announcement and to be set out in the Scheme Document. The Acquisition and the Scheme are, to the extent required by the Law of Ireland, governed by the Law of Ireland.

The Acquisition and the Scheme will be subject to the following conditions:

1.

The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Panel, or such later date as Xeris and Strongbridge may, subject to receiving the consent of the Panel and the High Court, in each case if required, agree), provided that any Party whose willful and material breach of any provision of the Transaction Agreement shall have prevented this condition from being satisfied shall be deemed to have waived this condition.

2.	The Scheme will be conditional upon:

(a)

the approval of the Scheme by a majority in number of the members of each class of Strongbridge Shareholders (including as may be directed by the High Court pursuant to section 450(5) of the Act) representing, at the Voting Record Time, at least seventy five per cent (75%) in value of the Strongbridge Shares of that class held by such Strongbridge Shareholders present and voting either in person or by proxy at the Court Meeting (or any adjournment or postponement thereof);

(b)	each of the Required EGM Resolutions being duly passed by the requisite majority of Strongbridge Shareholders at the EGM (or at any adjournment of such meeting);

(c)

the sanction by the High Court (without material modification) of the Scheme pursuant to Sections 449 to 455 of the Act and, if applicable, the confirmation of the reduction of capital involved therein by the High Court (the date on which the condition in this paragraph 2(c) is satisfied, the “Sanction Date”); and

(d)

office copies of the Court Order and, if applicable, the minute required by Section 86 of the Act in respect of the reduction of capital (referred to in paragraph 2(c)) being delivered for registration to the Registrar of Companies, and registration of the Court Order and, if applicable, such minute by the Registrar of Companies.

3.

The Xeris Parties and Strongbridge have agreed that, subject to paragraph 6 of this Appendix III, the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

(a)	the Xeris Shareholder Approval shall have been obtained;

(b)	Nasdaq having approved, and not withdrawn such approval, the listing of all of the Holdco Shares to be issued in the Scheme, subject only to official notice of issuance;

(c)	the applicable waiting periods under the HSR Act in connection with the Acquisition and/or the Merger, if any, shall have expired or been terminated;

(d)

(i)

to the extent that the Acquisition constitutes a concentration within the scope of Council Regulation (EC) No. 139/2004 (the “EC Merger Regulation”) or otherwise constitutes a concentration that is subject to the EC Merger Regulation, the European Commission having decided to allow closing of the Acquisition;

(ii)

the extent that all or part of the Acquisition is referred by the European Commission to the Relevant Authority of one or more member countries of the European Economic Area, such Relevant Authority(ies) (in the case of a partial referral in conjunction with a final decision of the European Commission) having issued a final decision or decisions which satisfies (or together satisfy) Condition 3(d)(i) above (that clause being interpreted mutandis mutatis);

(e)

all required Clearances of any Governmental Entity under the Antitrust Laws of each Specified Jurisdiction, if any, shall have been obtained and remain in full force and effect and all applicable waiting periods shall have expired, lapsed or been terminated (as appropriate), in each case in connection with the Acquisition and/or the Merger;

(f)

the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings initiated by the United States Securities and Exchange Commission seeking any stop order;

(g)

no (i) Law (other than an order, writ, decree, judgment, injunction, restraint or prohibition described in clause (ii)), (ii) order, writ, decree, judgment, injunction, restraint or prohibition by any court of competent jurisdiction or (iii) order, writ, decree, judgment, injunction, restraint or prohibition under any Antitrust Law of a Specified Jurisdiction by any Relevant Authority which restrains, enjoins, makes illegal or otherwise prohibits consummation of the Acquisition or the Merger shall have been issued, made, enacted or entered and shall continue to be in effect; and

(h)

the Transaction Agreement shall not have been terminated in accordance with its terms by the applicable Party or Parties as set forth below as a consequence of an event set forth below (such events being the events set out in the Transaction Agreement following the occurrence of which the Transaction Agreement may be terminated in accordance with its terms):

(i)	by either Strongbridge or Xeris, if:

(A)	the Court Meeting or the EGM shall have been completed and the Court Meeting Resolution or the EGM Resolutions, as applicable, shall not have been approved by the requisite majorities; or

(B)	the Xeris Shareholders Meeting shall have been completed and the Xeris Shareholder Approval shall not have been obtained;

(ii)

by either Strongbridge or Xeris, if the Effective Time shall not have occurred by 5:00 p.m., New York City time, on the End Date, provided that the right to terminate the Transaction Agreement pursuant to Clause 9.1(a)(ii) of the Transaction Agreement shall not be available to a Party whose willful and material breach of any provision of the Transaction Agreement shall have caused the failure of the Effective Time to have occurred by such time;

(iii)

by either Strongbridge or Xeris, if the High Court declines or refuses to sanction the Scheme, unless both Parties agree in writing that the decision of the High Court shall be appealed (it being agreed that Strongbridge shall make such an appeal if requested to do so in writing by Xeris and the counsel appointed by Strongbridge and by Xeris agree that doing so is a reasonable course of action);

(iv)

by either Strongbridge or Xeris if (A) there shall be any Law (other than an order, writ, decree, judgment, injunction or action described in clause (B), whether or not final or nonappealable) enacted after the date of the Transaction Agreement and remaining in effect that makes the Acquisition illegal or that prohibits the consummation of the Acquisition, or (B) any court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, writ, decree, judgment or injunction, or shall have taken any other action, in either case of clauses (A) and (B), permanently restraining, enjoining or otherwise prohibiting the Acquisition and such order, writ, decree, judgment or injunction, or other action shall have become final and nonappealable; provided that the right to terminate the Transaction Agreement pursuant to Clause 9.1(a)(iv) of the Transaction Agreement shall not be available to any Party whose willful and material breach of any provision of the Transaction Agreement shall have been the primary cause of such Law, order, writ, decree, judgment or injunction;

(v)

by Strongbridge, if any Xeris Party shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (A) would result in a failure of Conditions 1, 2, 3 or 5, and (B) is not reasonably capable of being cured by the End Date or, if curable, Strongbridge shall have given Xeris written notice, delivered at least thirty (30) days prior to such termination, stating Strongbridge’s intention to terminate the Transaction Agreement pursuant to Clause 9.1(a)(v) of the Transaction Agreement and the basis for such termination and such breach, failure to perform or inaccuracy shall not have been cured within thirty (30) days following the delivery of such written notice;

(vi)

by Xeris, if Strongbridge shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (A) would result in a failure of a Condition set forth in Conditions 1, 2, 3 or 4 and (B) is not reasonably capable of being cured by the End Date or, if curable, Xeris shall have given Strongbridge written notice, delivered at least thirty (30) days prior to such termination, stating Xeris’s intention to terminate the Transaction Agreement pursuant to Clause 9.1(a)(vi) of the Transaction Agreement and the basis for such termination and such breach, failure to perform or inaccuracy shall not have been cured within thirty (30) days following the delivery of such written notice;

(vii)

by Strongbridge, prior to receipt of the Xeris Shareholder Approval, if (A) the Xeris Board shall have effected a Xeris Change of Recommendation or (B) Xeris shall have materially breached Clause 5.4 of the Transaction Agreement;

(viii)

by Xeris, prior to the receipt of the Strongbridge Shareholder Approval, if (A) the Strongbridge Board shall have effected a Strongbridge Change of Recommendation or (B) Strongbridge shall have materially breached Clause 5.3 of the Transaction Agreement; or

(ix)	by mutual written consent of Strongbridge and Xeris.

4.

The Xeris Parties and Strongbridge have agreed that, subject to paragraph 6 of this Appendix III, the Xeris Parties’ obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by Applicable Law, waived by Xeris) on or before the Sanction Date:

(a)

(i)

the representations and warranties of Strongbridge set forth in Clauses 6.1(b)(i) (Capital) and 6.1(b)(ii) (Capital) (to the extent relating to shares in the capital of Strongbridge) of the Transaction Agreement shall be true and correct, except for any de minimis inaccuracies at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (or, if such representations and warranties are given as of another specific date, at and as of such date),

(ii)

the representations and warranties of Strongbridge set forth in Clauses 6.1(a) (Qualification, Organisation, Subsidiaries, etc.), 6.1(c)(i) (Corporate Authority Relative to this Agreement), 6.1(c)(iii)(B) (No Violation of Organizational Documents), 6.1(v) (Finders or Brokers) and 6.1(x) (Takeover Statutes) of the Transaction Agreement shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (or, if such representations and warranties are given as of another specific date, at and as of such date),

(iii)

the representations and warranties of Strongbridge set forth in the second sentence of Clause 6.1(j) (Absence of Certain Changes or Events) of the Transaction Agreement shall be true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, and

(iv)

the representations and warranties of Strongbridge set forth in the Transaction Agreement (other than the representations and warranties referred to in clauses (i) through (iii) of this paragraph 4(a)) (disregarding all qualifications and exceptions contained therein relating to materiality or Strongbridge Material Adverse Effect) shall be true and correct at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect;

(b)

Strongbridge shall have in all material respects performed all obligations and complied with all covenants and agreements required by the Transaction Agreement to be performed or complied with by it prior to the Sanction Date; and

(c)

Strongbridge shall have delivered to Xeris a certificate, dated as of the Sanction Date and signed by an executive officer of Strongbridge, certifying on behalf of Strongbridge to the effect that the conditions set forth in paragraphs 4(a) and 4(b) have been satisfied.

5.

The Xeris Parties and Strongbridge have agreed that, subject to paragraph 6 of this Appendix III, Strongbridge’s obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by Applicable Law, waived by Strongbridge) on or before the Sanction Date:

(a)

(i)

the representations and warranties of Xeris set forth in Clauses 6.2(a)(ii)(B) (Qualification, Organization, Subsidiaries, etc.), 6.2(b)(i) (Capital Stock) and 6.2(b)(ii) (Capital) (to the extent relating to the capital stock of Xeris) of the Transaction Agreement which are identified in Annex B, Schedule 2, Section A shall be true and correct, except for any de minimis inaccuracies at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (or, if such representations and warranties are given as of another specific date, at and as of such date),

(ii)

the representations and warranties of Xeris set forth in Clauses 6.2(a) (Qualification Organisation, Subsidiaries, etc.) (other than 6.2(a)(ii)(B)), 6.2(c)(i) (Corporate Authority Relative to this Agreement), 6.2(c)(iii)(B) (No Violation of Organisational Documents), 6.2(v) (Finders or Brokers) and 6.2(x) (Takeover Statutes) of the Transaction Agreement shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (or, if such representations and warranties are given as of another specific date, at and as of such date),

(iii)

the representations and warranties of Xeris set forth in the second sentence of Clause 6.2(j) (Absence of Certain Changes or Events) of the Transaction Agreement shall be true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, and

(iv)

the representations and warranties of Xeris set forth in the Transaction Agreement (other than the representations and warranties referred to in clauses (i) through (iii) of this Paragraph 5(a)) (disregarding all qualifications and exceptions contained therein relating to materiality or Xeris Material Adverse Effect) shall be true and correct at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Xeris Material Adverse Effect;

(b)

the Xeris Parties shall have in all material respects performed all obligations and complied with all covenants and agreements required by the Transaction Agreement to be performed or complied with by them prior to the Sanction Date; and

(c)

Xeris shall have delivered to Strongbridge a certificate, dated as of the Sanction Date and signed by an executive officer of Xeris, certifying on behalf of the Xeris Parties to the effect that the conditions set forth in paragraphs 5(a) and 5(b) have been satisfied.

6.	Subject to the requirements of the Panel:

(a)

Xeris and Strongbridge reserve the right (but neither party shall be under any obligation) to waive (to the extent permitted by Applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that no such waiver shall be effective unless agreed to by both parties);

(b)	Xeris reserves the right (but shall be under no obligation) to waive (to the extent permitted by Applicable Law), in whole or in part, all or any of the conditions in paragraph 4; and

(c)	Strongbridge reserves the right (but shall be under no obligation) to waive (to the extent permitted by Applicable Law), in whole or in part, all or any of the conditions in paragraph 5.

7.

The Scheme will lapse unless it is effective on or prior to the End Date (or such later date as Strongbridge and Xeris may, subject to receiving the consent of the Panel and the High Court, in each case if required, agree), provided that any Party whose willful and material breach of any provision of the Transaction Agreement shall have prevented this condition from being satisfied shall be deemed to have waived this condition.

8.

If Xeris is required to make an offer for Strongbridge Shares under the provisions of Rule 9 of the Takeover Rules, Xeris may make such alterations to any of the conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9.

Xeris reserves the right, subject to the prior written approval of the Panel, to effect the Acquisition by way of a Takeover Offer in the circumstances described in and subject to the terms of Clause 3.6 of the Transaction Agreement. Without limiting Clause 3.6 of the Transaction Agreement, in such event, such offer will be implemented on terms and conditions that are at least as favourable to the Strongbridge Shareholders and the Strongbridge Equity Award Holders as those which would apply in relation to the Scheme (except for an acceptance condition set at 80 per cent of the nominal value of the Strongbridge Shares to which such an offer relates and which are not already in the beneficial ownership of Xeris so far as applicable).

10.

As required by Rule 12(b)(i) of the Takeover Rules, to the extent that the Acquisition would give rise to a concentration with a Community dimension within the scope of the EC Merger Regulation, the Scheme shall, except as otherwise approved by the Panel, lapse if the European Commission initiates proceedings in respect of that concentration under Article 6(1)(c) of the EC Merger Regulation or refers the concentration to a competent authority of a Member State under Article 9(1) of the EC Merger Regulation prior to the date of the Court Meeting.

For the purpose of these conditions, capitalized terms shall have the meanings set forth in Appendix II to this announcement, as set forth above in these conditions.

APPENDIX IV

REPORT OF KPMG PURSUANT TO RULE 19.3(B)(II) OF THE IRISH TAKEOVER RULES

The Directors

Xeris Pharmaceuticals, Inc.

180 North LaSalle Street

Suite 1600

Chicago, IL 60601

USA

SVB Leerink LLC

227 W. Trade Street, Suite 2050

Charlotte, NC 28202

USA

24 May 2021

Dear Sir or Madam:

Report on Merger Benefit statement

We refer to the Merger Benefit Statement (the ‘Statement’) made by the directors of Xeris Pharmaceuticals, Inc. (the ‘Company’) (the ‘Directors’) in Section 9 of the Rule 2.5 Announcement dated 24 May 2021 (the ‘Announcement’).

The Statement has been made in the context of the disclosures in Appendix I to the Announcement setting out, inter alia, the basis of the Directors’ belief (including sources of information) supporting the Statement and their analysis and explanation of the underlying constituent elements.

This report is required by Rule 19.3(b)(ii) of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the ‘Rules’) and is given for the purpose of complying with that requirement and for no other purpose.

Responsibility

It is the responsibility of the Directors to prepare the Statement in accordance with the Rules. It is our responsibility to form an opinion, as required by Rule 19.3(b)(ii) of the Rules as to whether the Statement has been made with due care and consideration.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed, and for any responsibility arising under Rule 19.3(b)(ii) of the Rules to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 19.3(b)(ii) of the Rules, consenting to its inclusion in Announcement.

Basis of preparation of the Statement

The Statement has been prepared on the basis stated in Appendix I to the Announcement.

Basis of opinion

We have discussed the Statement, together with the relevant bases of belief (including sources of information and assumptions), with the Directors and SVB Leerink LLC. We have also considered the letter dated 24 May 2021 from SVB Leerink LLC to the Directors on the same matter. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board of the United Kingdom and Ireland.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America or other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement. Since the Statement and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion on whether the actual benefits achieved will correspond to those anticipated in the Statement, and the differences may be material.

Opinion

On the basis of the foregoing, we report that in our opinion, the Directors have made the Statement, in the form and context in which it is made, with due care and consideration.

Yours faithfully

KPMG

Chartered Accountants

Dublin, Ireland

APPENDIX V

REPORT OF SVB LEERINK LLC PURSUANT TO RULE 19.3(B)(II) OF THE IRISH TAKEOVER RULES

24 May 2021

The Directors

Xeris Pharmaceuticals, Inc.

180 N. LaSalle Street, Suite 1600

Chicago, IL 60601

Dear Xeris Directors,

Proposed acquisition of Strongbridge Pharmaceuticals plc (“Strongbridge”) by Xeris Pharmaceuticals, Inc. (“Xeris”)

We refer to the statements of estimated cost synergies, the bases of preparation thereof and the notes thereto (together the “Statements”) made by Xeris set out in this announcement dated 24 May 2021, for which the directors of Xeris are solely responsible.

We have discussed the Statements (including the assumptions and sources of information referred to therein) with the independent directors of Xeris (being all those directors with the exception of Dr. Jeffrey Sherman) and those officers and employees of Xeris who have developed the underlying plans.

The Statements are subject to uncertainty as described in this document and our work did not involve any independent examination of any of the financial or other information underlying the Statements.

We have relied upon the accuracy and completeness of all of the financial and other information discussed or reviewed by us, and we have assumed such accuracy and completeness for the purposes of rendering this letter. In providing the confirmation set out herein, we have reviewed the work carried out by KPMG and have discussed with them the conclusions stated in their report dated 24 May 2021 addressed to yourselves in this matter.

We do not express any opinion whatsoever as to the achievability of the merger benefits identified by Xeris in the Statements.

This letter is provided solely to the directors of Xeris in connection with Rule 19.3(b)(ii) of the Irish Takeover Panel Act 1997, Takeover Rules 2013 and for no other purpose. We accept no responsibility to Strongbridge or its or Xeris’ shareholders or any other person, other than the directors of Xeris in respect of the contents of, or any matter arising out of or in connection with, this letter or the work undertaken in connection with this letter.

On the basis of the foregoing, we consider that the Statements, for which the directors of Xeris are solely responsible, have been made with due care and consideration in the form and context in which they are made.

Regards,

Byron T. Webster

Authorised Signatory

For and on behalf of

SVB Leerink LLC

APPENDIX VI

THE TRANSACTION AGREEMENT

Exhibit 2.1 to the Form 8-K filed with the SEC by Xeris Pharmaceuticals, Inc. on May 24, 2021 is incorporated herein by reference.

APPENDIX VII

THE CVR AGREEMENT

FORM OF

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2021 (this “Agreement”), is entered into by and between Xeris Biopharma Holdings, Inc., a Delaware corporation (“Parent”), and [•], a [•], as Rights Agent.1

RECITALS

WHEREAS, Parent, Xeris Pharmaceuticals, Inc., a Delaware corporation (“Xeris”), Strongbridge Biopharma plc, a public limited company incorporated in Ireland (the “Company”) and Wells MergerSub, Inc., a Delaware corporation, have entered into the Transaction Agreement, dated as of May 24, 2021 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Transaction Agreement”), relating to a recommended offer to be made by Xeris for the entire issued and to be issued ordinary share capital of the Company to be implemented by a scheme of arrangement under Irish law or, at the election of Xeris, and subject to the terms of the Transaction Agreement, by means of the Takeover Offer (the “Acquisition”);

WHEREAS, pursuant to the Transaction Agreement, Parent has agreed to provide to the Company’s shareholders the right to receive contingent payments, which may be reduced in certain circumstances, as hereinafter described; and

WHEREAS, pursuant to this Agreement, the maximum aggregate amount payable per CVR (as defined below) is $1.00, subject to reduction as hereinafter described, without interest.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in this Agreement, including as specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.

“Acting Holders” means, at the time of determination, Holders of not less than a majority of the outstanding CVRs, as set out in the CVR Register.

[1]	This Agreement subject to review by Rights Agent.

“Affiliate” means as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such first Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Affiliate End User” has the meaning set forth in the definition of “Net Sales.”

“Assignee” has the meaning set forth in Section 6.3(a).

“Audit Trigger Date” has the meaning set forth in Section 4.4(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

“Change of Control” means, with respect to a Person, directly or indirectly, (a) a consolidation, merger or similar business combination involving such Person in which (i) such Person is not the surviving entity or (ii) the holders of voting securities of such Person immediately prior thereto are holders of less than fifty percent (50%) of the voting securities of the surviving Person immediately after such transaction, (b) a sale or other disposition of all or substantially all of the assets of such Person on a consolidated basis in one transaction or a series of related transactions, or the (c) acquisition of beneficial ownership by any Person or group of more than fifty percent (50%) of the outstanding voting securities of such Person.

“Commercially Reasonable Efforts” means, with respect to each Milestone, using such reasonable and diligent, good faith efforts and allocation of resources typically used by Persons of comparable size and resources within the pharmaceutical industry as Parent and its Affiliates with respect to listing of patents in the Orange Book (as defined below) in respect of, and commercialization of, pharmaceutical products owned by such a Person or any of its Affiliates or to which such Person has rights, which products (i) are at a similar stage in development or product life and (ii) have similar commercial potential as the applicable Product, taking into account safety, tolerability and efficacy, competitive or alternative third party products in the marketplace, proprietary position (including patent coverage), the regulatory structure involved, the regulatory environment, anticipated profitability (including pricing and reimbursement) and other technical, commercial, legal and/or medical factors. Notwithstanding anything to the contrary herein, Commercially Reasonable Efforts shall be determined without regard to any payments hereunder.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVR Shortfall” has the meaning set forth in Section 4.4(c).

“CVR Shortfall Payment Date” means the date on which the CVR Shortfall is paid to Holders pursuant to Section 4.4(c).

“CVRs” means the rights of Holders (granted to initial Holders pursuant to the Transaction Agreement) to receive contingent Parent Common Stock or cash payments, or a combination of contingent Parent Common Stock and cash payments, pursuant to this Agreement.

2

“DTC” means The Depository Trust Company or any successor thereto.

“Effective Date” has the meaning given to that term in the Transaction Agreement.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“GAAP” means the then-current generally accepted accounting principles in the United States as established by the Financial Accounting Standards Board or any successor entity or other entity generally recognized as having the right to establish such principles in the United States, in each case, as consistently applied.

“Governmental Entities” means any Irish, United States, foreign or supranational, federal, state or local governmental commission, board, body, bureau, arbitrator, arbitration panel, or other regulatory authority or agency, including courts and other judicial bodies, or any competition, antitrust, foreign investment review or supervisory body, central bank or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including the Panel, the High Court of Ireland and the SEC;

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Independent Accountant” means an independent certified public accounting firm of nationally recognized standing experienced in pharmaceutical businesses and products, designated (a) jointly by the Acting Holders and Parent or (b) if such parties fail to make a designation as described in the foregoing (a) within ten (10) days of the Audit Trigger Date, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Acting Holders.

“Keveyis Milestone” means the earlier of: (a) the first listing of any patent in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (or successor thereto) (the “Orange Book”) with respect to the Keveyis Product (the “Keveyis Patent Milestone”) and (b) the first achievement of at least $40 million in Net Sales of the Keveyis Product (the “Keveyis Sales Milestone”), in each case, during the Keveyis Milestone Period.

“Keveyis Milestone Payment” means $0.25 per CVR, which shall be reduced to $0.00 if the Keveyis Milestone is not achieved on or before the end of the Keveyis Milestone Period.

3

“Keveyis Milestone Period” means (a) in the case of the Keveyis Patent Milestone, the period beginning on the date of the Transaction Agreement and ending on December 31, 2023, and (b) in the case of the Keveyis Sales Milestones, the period beginning on January 1, 2023 and ending on December 31, 2023.

“Keveyis Patent Milestone” has the meaning set forth in the definition of Keveyis Milestone.

“Keveyis Product” means that certain pharmaceutical product that contains dichlorphenamide, and for clarity, with respect to the United States, as of the Effective Date, such product is sold under the proprietary name KEVEYIS.

“Keveyis Sales Milestone” has the meaning set forth in the definition of Keveyis Milestone.

“Law” means any foreign, federal, state, local or municipal laws, rules, judgments orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees or requirements of any Governmental Entity.

“Milestone” means any of the Keveyis Milestone, the Recorlev 2023 Commercial Milestone and the Recorlev 2024 Commercial Milestone.

“Milestone Failure Notice” has the meaning set forth in Section 2.4(g).

“Milestone Notice” has the meaning set forth in Section 2.4(a).

“Milestone Payment” means any of the Keveyis Milestone Payment, the Recorlev 2023 Commercial Milestone Payment or Recorlev 2024 Commercial Milestone Payment.

“Milestone Payment Amount” means, in respect of a Milestone, for a given Holder, the product of (a) the Milestone Payment in respect of such Milestone, and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice.

“Milestone Payment Date” means, (a) for the Keveyis Patent Milestone, (i) if achieved prior to or on the Effective Date, the date that is fifteen (15) Business Days following the Effective Date; and (ii) if achieved following the Effective Date, the date that is fifteen (15) Business Days following the achievement of such Milestone, (b) upon the achievement of the Keveyis Sales Milestone and/or the Recorlev 2023 Commercial Milestone, the date that is fifteen (15) Business Days following the date that Parent files its Annual Report on Form 10-K with the SEC for the year ending December 31, 2023 and (c) upon the achievement of the Recorlev 2024 Commercial Milestone, the date that is fifteen (15) Business Days following the date that Parent files its Annual Report on Form 10-K with the SEC for the year ending December 31, 2024.

“Milestone Period” means any of the Keveyis Milestone Period, the Recorlev 2023 Commercial Milestone Period or the Recorlev 2024 Commercial Milestone Period.

“Net Sales” means the gross amount invoiced by or on behalf of all Selling Entities for the applicable Product sold to third parties other than any other Selling Entity, less the Permitted Deductions if and to the extent they are included in the gross invoiced sales price of the applicable Product or otherwise directly or indirectly incurred by the applicable Selling Entity with respect to the sale of such Product, all as determined in accordance with the Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products commercialized by the applicable Selling Entity or by the Company prior to the Acquisition, which shall be in accordance with GAAP, including the accounting methods for translating activity denominated in foreign currencies into United States dollar amounts. In the case of a sale of any Product between or among Selling Entities for resale, Net Sales will be calculated as above only on the value invoiced on the first arm’s-length sale thereafter to a third party (in such capacity, a “Third Party End User”). For the avoidance of doubt, in the case of any sale of the Product between or among Selling Entities where a Selling Entity is an end-user of (in such capacity, an “Affiliate End User”), and does not further sell, the Product, Net Sales will be calculated on the value invoiced to such Affiliate End User; provided that use of the applicable Product for clinical testing in which the cost of the Product is not reimbursed shall not make the relevant Selling Entity or licensee an Affiliate End User under this Agreement. If a Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s-length between the buyer of such Product and the applicable Selling Entity (other than with respect to Product supplied expressly for sampling purposes), then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s-length and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of such Product in arm’s-length transactions in the relevant jurisdiction.

4

Notwithstanding the foregoing, the gross amount invoiced for (i) Product provided for administration to patients enrolled in clinical trials or for other research purposes or distributed through a not-for-profit foundation, indigent patient programs or patient discount, assistance or coupon programs at a discount (to the extent of such discount) to eligible patients and (ii) commercially reasonable quantities of Products used as samples to promote additional sales shall not be included in the calculation of Net Sales.

“Net Sales Statement” means, for a given calendar year, a written statement of Parent, certified by the Chief Financial Officer of Parent, setting forth with reasonable detail (a) an itemized calculation of the gross amounts invoiced by the Selling Entities for such Product sold to (i) any third party other than another Selling Entity (including any Third Party End User) and (ii) any Affiliate End User, in each case during such calendar year, (b) an itemized calculation of the Permitted Deductions during such calendar year, and (c) to the extent that sales for such Product is recorded in currencies other than United States dollars during such calendar year, the exchange rates used for conversion of such foreign currency into United States dollars.

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“Panel” means the Irish Takeover Panel.

“Parent Board of Directors” means the board of directors of Parent.

“Parent Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of Parent to have been duly adopted by the Parent Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

“Parent Common Stock” means shares of common stock of Parent.

5

“Permitted Deductions” means the following deductions not already excluded from Net Sales:

(1) trade, quantity and prompt pay discounts;

(2) amounts repaid or credited by reason of defects, recalls, returns, rebates or allowances of goods or because of retroactive price reductions or billing corrections;

(3) chargebacks, rebates (or the equivalent thereof) and other amounts accrued on sale of such Product, including such chargebacks or rebates mandated by programs of Governmental Entities;

(4) rebates (or the equivalent thereof, including required distribution commissions and fees payable to any third party providing distribution services to the Selling Entities) and administrative fees accrued on the sale of such Product to medical healthcare organizations, group purchasing organizations or trade customers in line with approved contract terms or other normal and customary understandings and arrangements;

(5) tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on income or profits) and charges of Governmental Entities levied on or measured by the sales of Products;

(6) any government mandated manufacturing tax, including the brand manufacturer’s tax imposed pursuant to the Patient Protection and Affordable Care Act (Pub. L. No. 111-148);

(7) reasonable deductions for uncollectible amounts on previously sold products (which adjustment shall be based on actual bad debts incurred and written off as uncollectible by the Selling Entity in a fiscal period, net of any recoveries of amounts previously written off as uncollectible from current fiscal periods);

(8) discounts pursuant to indigent patient programs and patient discount programs and coupon discounts;

(9) transportation, freight, postage, importation, shipping insurance and other handling expenses; and

(10) distribution and specialty pharmacy provider commissions and fees (including fees related to services provided pursuant to specialty pharmacy provider or distribution and inventory management service agreements with specialty pharmacies or wholesalers) payable to any third party providing specialty pharmacy, distribution or inventory management services to the Selling Entities.

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (1) through (10) above, such item may not be deducted more than once.

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) made by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) made pursuant to a court order; (d) made by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, or from such nominee to another nominee for the same beneficial owner, to the extent allowable by DTC; or (f) to Parent as provided in Section 2.7.

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“Person” means an individual, group, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organisation or other entity.

“Product” means the Recorlev Product or the Keveyis Product.

“Product Transferee” has the meaning set forth in Section 4.6.

“Recorlev Product” means any pharmaceutical product that contains levoketoconazole, the pure 2S,4R enantiomer of ketoconazole, as the sole active ingredient, and for clarity, with respect to the United States, as of the Effective Date, such product is proposed to be sold under the proprietary name RECORLEV, pending approval by the FDA.

“Recorlev 2023 Commercial Milestone” means the first achievement of at least forty million United States dollars ($40,000,000) of Net Sales of the Recorlev Product during the Recorlev 2023 Commercial Milestone Period.

“Recorlev 2023 Commercial Milestone Payment” means $0.25 per CVR, which, subject to Section 4.4 hereto, shall be reduced to $0.00 if the Recorlev 2023 Commercial Milestone is not achieved on or before the end of the Recorlev 2023 Commercial Milestone Period.

“Recorlev 2023 Commercial Milestone Period” means January 1, 2023 through December 31, 2023.

“Recorlev 2024 Commercial Milestone” means the first achievement of at least eighty million United States dollars ($80,000,000) of Net Sales of the Recorlev Product during the Recorlev 2024 Commercial Milestone Period.

“Recorlev 2024 Commercial Milestone Payment” means $0.50 per CVR, which, subject to Section 4.4 hereto, shall be reduced to $0.00 if the Recorlev 2024 Commercial Milestone is not achieved on or before the end of the Recorlev 2024 Commercial Milestone Period.

“Recorlev 2024 Commercial Milestone Period” means January 1, 2024 through December 31, 2024.

“Review Request Period” has the meaning set forth in Section 4.4.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

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“Scheme Record Time” means [•].2

“Selling Entity” means Parent, any Assignee and each of their respective Affiliates, licensees and sublicensees. For clarity, Product Transferees shall be Selling Entities hereunder.

“Third Party End User” has the meaning set forth in the definition of Net Sales.

“Trading Day” means a day on which Nasdaq (or any national securities exchange or over the counter trading market on which the Parent Common Stock primarily trades if the Parent Common Stock is no longer listed on Nasdaq) is open for trading.

“United States” means the United States of America and its territories and possessions.

“Volume Weighted Average Price” means an amount equal to the volume weighted average price for Parent Common Stock as reported by Nasdaq (or any national securities exchange or over the counter trading market on which the Parent Common Stock primarily trades if the Parent Common Stock is no longer listed on Nasdaq) for the ten (10) Trading Days immediately prior to the Effective Date.

Section 1.2 Rules of Construction. Except as otherwise explicitly specified to the contrary, in this Agreement, (a) words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof; (b) save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, subsection, clause, subclause, paragraph or subparagraph (as the case may be) of this Agreement; (c) the masculine gender shall include the feminine and neuter and vice versa and the singular number shall include the plural and vice versa; (d) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; (e) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and all attachments thereto and instruments incorporated therein; (f) references to “dollars” and “$” means US$; (g) references to “days” shall be to calendar days unless otherwise indicated as a “Business Day;” and (h) references to time are to New York City time, unless otherwise specified.

[2]	Note to Draft: to be 11.59 pm (Irish time) on the day before the Effective Date (i.e. the date on which the Scheme becomes effective).

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ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1 CVRs. Each CVR represents the right of a Holder to receive the Milestone Payments in accordance with this Agreement.

Section 2.2 Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will be issued in book-entry form only and will not be evidenced by a certificate or other instrument.

(b) The Rights Agent will keep a register (the “CVR Register”) for the registration of CVRs. The Rights Agent is hereby initially appointed the CVR registrar (the “CVR Registrar”) for purposes of registering CVRs and Permitted Transfers of CVRs as provided for herein. Upon any change in the identity of the Rights Agent, the successor Rights Agent will automatically also become the successor CVR Registrar. The CVR Register will initially show one position for Cede & Co. representing all of the Strongbridge Shares held by DTC on behalf of the street holders of the Strongbridge Shares held by such holders as of immediately prior to the Scheme Record Time. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of shares by sending one lump-sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. Parent may receive and inspect a copy of the CVR Register, from time to time, upon written request made to the Rights Agent. Within two (2) Business Days after receipt of such request, the Rights Agent shall deliver a copy of the CVR Register, as then in effect, to Parent at the address set forth in Section 6.1.

(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer (i) in a form reasonably satisfactory to the Rights Agent pursuant to its guidelines, (ii) that is duly executed by the Holder thereof or the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and (iii) that sets forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. The Rights Agent shall not be obligated to undertake any action with respect to the transfer of the CVRs until it shall have been provided with such additional information or material as it may reasonably require to determine that the transfer complied with the terms and conditions of this Agreement. Parent and Rights Agent may require payment of a sum sufficient to cover any stamp or other similar tax or governmental charge that is imposed in connection with any such registration of transfer, unless such Holder has demonstrated to the reasonable satisfaction of Parent and Rights Agent that any such tax or charge has been paid or is not applicable. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent, evidencing the same right and will entitle the transferee to the same benefits and rights under this Agreement, as those previously held by the transferor. No transfer of a CVR will be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void and invalid.

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(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Notices.

(a) If a Milestone is achieved during an applicable Milestone Period, then, on or prior to the applicable Milestone Payment Date, Parent shall (i) deliver to the Rights Agent a written notice indicating the applicable Milestone achieved (a “Milestone Notice”), and (ii) in accordance with Section 4.2, transfer to the Rights Agent the Milestone Payment Amount then due and payable to each Holder, in the form of either (A) subject to the valuation methodology set forth below, solely shares of Parent Common Stock (a “Milestone Stock Payment”), (B) solely cash (a “Milestone Cash Payment”), or (C) a combination of, subject to the valuation methodology set forth below, shares of Parent Common Stock and cash (a “Combined Milestone Cash and Stock Payment”). Without limiting Parent’s obligations to pay the Milestone Payments hereunder, Parent shall have the right, in its sole discretion, to elect one of the foregoing (A), (B), or (C) in paying any Milestone Payment payable hereunder.

(b) The Rights Agent will promptly, and, in any event, within ten (10) Business Days of receipt of any Milestone Notice (each such date, a “Milestone Notice Date”), send each Holder at its registered address a copy of the applicable Milestone Notice. At the time the Rights Agent sends a copy of such Milestone Notice to each Holder, the Rights Agent will also pay the applicable Milestone Payment Amount to each Holder, with each Holder receiving, subject to Section 2.4(c):

(i) if Parent elects the Milestone Stock Payment, the number of shares of Parent Common Stock equal to the product of (A) the applicable Milestone Payment divided by the Volume Weighted Average Price and (B) the number of CVRs held by such Holder as reflected on the CVR Register,

(ii) if Parent elects the Milestone Cash Payment, the Milestone Payment Amount, and

(iii) if Parent elects the Combined Milestone Cash and Stock Payment: (A)(1) the applicable Milestone Payment divided by the Volume Weighted Average Price, multiplied by (2) the percentage of the Milestone Payment that Parent has elected to pay in shares of Parent Common Stock (in accordance with the foregoing Section 2.4(a)) and multiplied by (3) the number of CVRs held by such Holder as reflected on the CVR Register, plus (B)(1) the applicable Milestone Payment Amount multiplied by (2) the percentage of the Milestone Payment that Parent has elected to pay in cash (in accordance with the foregoing Section 2.4(a)).

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(c) In the event that any Milestone Payment payable to the Holders under this Agreement includes shares of Parent Common Stock, Parent and the Rights Agent shall take such actions as are necessary to issue or transfer to each Holder such Holder’s shares of Parent Common Stock, in accordance with applicable Law. Notwithstanding anything to the contrary herein, no fractional shares of Parent Common Stock shall be issued under this Agreement. In lieu of any fractional share of Parent Common Stock otherwise issuable under this Agreement, if any, the Holder shall receive a cash payment, rounded to the nearest whole cent and without interest, in an amount equal to the product of the Volume Weighted Average Price for the applicable payment and the fraction of a share the Holder would otherwise be entitled to receive. The shares of Parent Common Stock to be issued to Holders pursuant to the foregoing shall be evidenced by properly authorized share certificates registered with Parent’s stock transfer agent, or, at Parent’s discretion, by book-entry registration with Parent’s stock transfer agent.

(d) The Milestone Cash Payment or the cash portion of any Combined Milestone Cash and Stock Payment payable under this Agreement (including any cash payment in lieu of fractional shares of Parent Common Stock) shall be paid in United States dollars by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such Milestone Notice Date.

(e) Parent shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable tax law, as may reasonably be determined by Parent or the Rights Agent. Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any Holder, Parent shall instruct the Rights Agent to, and upon receipt of such instruction the Rights Agent shall use commercially reasonable efforts to, solicit IRS Forms W-9 or W-8, or any other appropriate forms, from Holders within a reasonable amount of time in order to provide the opportunity for the Holder to provide such forms (or any other necessary Tax forms) in order to mitigate or reduce such withholding. Parent shall, or shall cause the Rights Agent to, take all commercially reasonable action that may be necessary to ensure that any amounts withheld in respect of taxes are timely remitted to the appropriate Governmental Entity. To the extent any amounts are so deducted and withheld and properly and timely remitted to the appropriate Governmental Entity, (i) such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and (ii) prior to the fifteenth (15th) day of February in the year following any payment of such taxes by Parent or the Rights Agent, Parent shall use commercially reasonable efforts to deliver (or shall cause the Rights Agent to deliver) to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099, IRS Form W-2, IRS Form 1042-S, or other reasonably acceptable and applicable evidence of such withholding.

(f) Any portion of any Milestone Payment Amount delivered to the Rights Agent that remains undistributed to a Holder one year after the date of the delivery of the Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Milestone Payment Amount, without interest.

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(g) Commencing with, (i) in the case of the Keveyis Milestone, the first calendar quarter of the calendar year beginning on January 1, 2024; (ii) in the case of the Recorlev 2023 Commercial Milestone, the first calendar quarter of the calendar year beginning on January 1, 2024, and (iii) in the case of the Recorlev 2024 Commercial Milestone, the first calendar quarter of the calendar year beginning on January 1, 2025, if Parent has not delivered to the Rights Agent a Milestone Notice pursuant to Section 2.4(a) with respect to the achievement of any of such Milestones, no later than the forty-fifth (45th) day following the completion of such calendar quarter, without limiting any of Parent’s obligations hereunder (including with respect to payment of any of the Milestones), Parent shall deliver to the Rights Agent (i) written notice indicating that the applicable Milestone was not achieved during the applicable calendar year (a “Milestone Failure Notice”) and an Officer’s Certificate certifying the same and (ii) the Net Sales Statement for such calendar year. The Rights Agent will promptly, and in any event within ten (10) Business Days of receipt of a Milestone Failure Notice, send each Holder at its registered address a copy of such Milestone Failure Notice and Net Sales Statement (which statement may be modified or redacted, at the reasonable request of Parent, so as to provide only the total amount of gross amounts invoiced by the Selling Entities, the total amount of Permitted Deductions and the ultimate Milestone Payment Amount payable thereunder in respect of each CVR).

(h) Neither Parent nor the Rights Agent will be liable to any person in respect of any Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(i) Unless otherwise required by applicable Law, Parent and the Rights Agent agree that for all U.S. federal and applicable state, local and foreign income Tax purposes, (i) amounts payable pursuant to this Agreement may be treated as deferred contingent purchase price; and (ii) if and to the extent such amounts are paid to any person under this Agreement, a portion may be treated as interest pursuant to Section 483 or Section 1274 of the Code. Parent shall or shall cause the Rights Agent to report imputed interest on the CVRs as required by applicable Law.

(j) The indemnification provided by this Section 2.4 shall survive the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

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(b) The CVRs will not represent any interests in the capital of, or any equity or ownership interest in, Parent, in any constituent company to the Acquisition or any of their respective Affiliates.

Section 2.6 Changes in Parent Common Stock.

(a) If the Parent Common Stock is changed into, or exchanged for, a different number of shares or a different class, by reason of any subdivision, reclassification, reorganisation, recapitalisation, split, combination, contribution or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, any Milestone Stock Payment or the stock portion of any Combined Milestone Cash and Stock Payment shall be correspondingly adjusted to provide the Holders the same economic effect as contemplated by this Agreement prior to such event.

(b) If, as a result of any reorganization, recapitalization, reclassification, or other similar change in Parent Common Stock, the outstanding Parent Common Stock is exchanged for a different kind, class or series of shares or other securities of Parent, an appropriate adjustment to the kind, class or series of shares or other securities subject to the CVRs and this Agreement shall be made.

Section 2.7 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article V hereunder.

ARTICLE III

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities.

(a) The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (which willful misconduct, bad faith or gross negligence must be determined by a court of competent jurisdiction in a final and non-appealable judgment). No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers and in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damages and regardless of the form of action.

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(b) The Holders, acting by the written consent of the Acting Holders, may direct in writing the Rights Agent to act on behalf of the Holders in enforcing any of their rights hereunder. The Rights Agent shall be under no obligation to institute any action, suit or proceeding, or to take any other action likely to result in the incurrence of expenses by the Rights Agent; provided that, in the event that the Rights Agent elects to institute any action, suit or proceeding, or to take any other action directed by the Holders, the Acting Holders (on behalf of all Holders) shall furnish the Rights Agent with reasonable security and indemnity for any costs and expenses that may be incurred pursuant to an agreement in form and substance satisfactory to the Rights Agent and shall reimburse the Rights Agent for any such costs and expenses upon demand by the Rights Agent. All rights of action under this Agreement may be enforced by the Rights Agent and any action, suit or proceeding instituted by the Rights Agent shall be brought in its name as the Rights Agent and any recovery in connection therewith shall be for the proportionate benefit of all the Holders, as their respective rights or interests may appear. For the avoidance of doubt, the Rights Agent shall not be obligated to act on behalf of the Holders notwithstanding the Rights Agent’s receipt of a written direction from the Acting Holders in accordance with this clause (b).

Section 3.2 Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may request and rely upon an Officer’s Certificate, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

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(g) the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement and the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h) Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful misconduct;

(i) Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of bad faith, gross negligence or willful misconduct on its part;

(j) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof; and (ii) without limiting the foregoing (i), (1) to reimburse the Rights Agent for all taxes and governmental charges, reasonable expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than personal property taxes, corporate excise or privilege taxes, property or license taxes, taxes relating to the Rights Agent’s personnel, and taxes imposed on or measured by the Rights Agent’s gross revenues, net income and franchise or similar taxes imposed on it (in lieu of net income taxes)), and (2) to reimburse the Rights Agent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it; and

(l) No Holder shall be obliged to indemnify the Rights Agent for any services or actions under this Agreement and the Rights Agent shall not be entitled to deduct any sums from a Milestone Payment Amount in any circumstance except as provided in Section 2.4(e).

Section 3.3 Resignation and Removal; Appointment of Successor.

(a) Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by a Parent Board Resolution specifying a date when such removal will take effect, but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

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(b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent, by a Parent Board Resolution, will as soon as is reasonably possible appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

Section 3.4 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE IV

COVENANTS

Section 4.1 List of Holders.

(a) Promptly after the Effective Date, and from time to time thereafter in connection with the exercise of the Strongbridge Options and the Strongbridge Assumed Warrants, Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders. The Rights Agent will reflect such names and addresses on the CVR Register and confirm the write up of the CVR Register to Parent promptly thereafter and, in any event, within two (2) Business Days of the receipt of such names and addresses from Parent or the Company’s transfer agent, as the case may be.

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(b) For clarity, upon the Effective Time, Parent shall issue to each holder of a Strongbridge Rollover Option (as of immediately prior to the Effective Time) one (1) CVR with respect to each Strongbridge Share prior to the adjustment provided in Clause 4.1 of the Transaction Agreement subject to the applicable Strongbridge Rollover Option, subject to and in accordance with the terms and conditions of this Agreement; provided that each such CVR (and any proceeds payable with respect thereto) shall be subject to the same vesting and forfeiture conditions (if any) as are applicable to the corresponding Strongbridge Rollover Option as of the Effective Time, and the holder’s right to such CVR (and any applicable proceeds) shall vest upon satisfaction of such vesting conditions; and provided further, that in no event shall such holder be entitled to any Milestone Payment with respect to a CVR unless the corresponding Strongbridge Rollover Option has been exercised on or prior to the applicable Milestone Payment Date.

Section 4.2 Payment of Milestone Payment Amounts. If a Milestone has been achieved in accordance with this Agreement, Parent will promptly (and, in any event, within ten (10) Business Days) following delivery of the applicable Milestone Notice to the Rights Agent, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payment Amount to each Holder. For the avoidance of doubt, the Milestone Payment Amount shall only be paid in respect of each given Milestone, if at all, one time under this Agreement, and the maximum aggregate potential amount payable per CVR under this Agreement shall be $1.00.

Section 4.3 Books and Records. Parent shall, and shall use commercially reasonable efforts to cause any other Selling Entity to, keep records in accordance with GAAP and in sufficient detail to enable the Holders and the Independent Accountant to determine the accuracy of any payments paid or payable hereunder.

Section 4.4 Audits.

(a) Upon the reasonable written request of the Acting Holders after receipt of a Net Sales Statement under Section 2.4(g) provided to Parent no later than six (6) months after the date on which the Holders are delivered such Net Sales Statement under Section 2.4(g) (the “Review Request Period”), Parent shall promptly provide the Acting Holders with reasonable documentation to support its calculation of Net Sales, and shall make its financial personnel reasonably available to the Acting Holders to discuss and answer the Acting Holders’ questions regarding such calculations. If the Acting Holders do not agree with Parent’s calculations, and the Acting Holders and Parent fail to agree on the matter under dispute within twenty (20) Business Days after the Acting Holders request documentation supporting Parent’s calculation (such date, the “Audit Trigger Date”), Parent shall permit, and shall use commercially reasonable efforts to cause the Selling Entities to permit, the Independent Accountant to have access at reasonable times during normal business hours to those books and records of Parent and any other Selling Entity as may be reasonably necessary to verify the accuracy of such Net Sales Statement and the figures underlying the calculations set forth therein, including those written materials related to any sale transaction reasonably requested by such Independent Accountant; provided that such access does not unreasonably interfere with the conduct of the business of Parent or the other Selling Entities. The Independent Accountant shall be charged to come to a final determination with respect to those specific items in the Net Sales Statement that the parties disagree on and submit to it for resolution. All other items in the Net Sales Statement that the parties do not submit, prior to the end of the Review Request Period, to the Independent Accountant for resolution shall be deemed to be agreed by the parties and the Independent Accountant shall not be charged with calculating or validating those agreed upon items. If issues are submitted to the Independent Accountant for resolution, Parent shall, and shall use commercially reasonable efforts to cause the Selling Entities to reasonably cooperate with each such audit, and to furnish to the Independent Accountant such access, work papers and other documents and information related to the amounts payable hereunder as the Independent Accountant may reasonably request and as are available to Parent or any other Selling Entity. Parent and the Acting Holders will use commercially reasonable efforts to cause the Independent Accountant to make a determination within thirty (30) days of referral of the matter to the Independent Accountant.

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(b) The Independent Accountant shall disclose to the Acting Holders only its determination regarding the specific items in the Net Sales Statement that the parties disagree on and submitted to it for resolution and such additional information directly related to its findings. The Independent Accountant shall provide Parent with a copy of all disclosures made to the Acting Holders. If the Independent Accountant concludes that the amount of Net Sales required to achieve any Milestone Payment hereunder was achieved during the applicable calendar year, and such Milestone was not paid to the Holders (as described in Section 4.4(c) below), the fees charged by the Independent Accountant shall be borne by Parent. Otherwise, the fees charged by the Independent Accountant shall be borne by the Acting Holders.

(c) Without limiting the Holders rights or remedies hereunder or under any applicable Law, (i) if the Independent Accountant concludes that the amount of Net Sales required to achieve any Milestone Payment hereunder was achieved during the applicable calendar year, and such Milestone was not paid to the Holders, or (ii) Parent otherwise fails to pay any Milestone Payment by the Milestone Payment Date, Parent shall pay, to the Rights Agent (for further distribution to the Holders) or to each Holder the applicable Milestone Payment in accordance with Section 2.4, plus interest on such Milestone Payment at five (5) percentage points above the “prime rate” of interest as published in the Money Rates section of the Wall Street Journal (or successor thereto) to the extent permitted by applicable Law, calculated from when the Milestone Payment should have been paid (in the case of the foregoing (ii), if Parent had given notice of achievement of the Milestone following its actual achievement, as determined by the Independent Accountant, at the time required pursuant to the terms of this Agreement), as applicable, to the date of actual payment (such amount including interest being the “CVR Shortfall”). In the case of the foregoing (ii), the CVR Shortfall shall be paid by Parent within thirty (30) days of the date the Independent Accountant delivers to Parent and the Acting Holders the Independent Accountant’s findings (as described in Section 4.4(b)). The decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review, other than in the case of manifest error.

(d) If, upon the expiration of the applicable Review Request Period, the Acting Holders have not requested a review of the Net Sales Statement in accordance with this Section 4.4, the calculations set forth in the Net Sales Statement shall be binding and conclusive upon the Holders.

(e) Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.4 shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with Parent or any Affiliate obligating such Person to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.

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Section 4.5 Milestones. Parent shall, and shall cause its Affiliates and other Selling Entities to, use Commercially Reasonable Efforts to achieve the Milestones.

Section 4.6 Product Transfer. If prior to the end of an applicable Milestone Period, Parent or its Affiliates, directly or indirectly, by a sale or swap of assets, merger, reorganization, joint venture, lease, license or any other transaction or arrangement, sells, transfers, conveys, licenses, grants or otherwise disposes of any of its respective rights (including any intellectual property with respect thereto) in and to any Product to a third party (other than Parent or any of its Subsidiaries) (each, a “Product Transfer” and “Product Transferee”, as applicable), then Parent shall remain liable for the performance by such Product Transferee of all obligations of Parent hereunder, including the Milestone Payments for such Product (e.g., if the Product is the Keveyis Product, the Keveyis Milestone Payment and if the Product is the Recorlev Product, the Recorlev 2023 Commercial Milestone Payment and the Recorlev 2024 Commercial Milestone Payment) if any such Milestone is achieved during the applicable Milestone Period, and any definitive agreement with respect to, and the consummation of, the transaction or arrangement involving the Product Transfer shall provide for the Product Transferee thereunder to be bound by all of the terms of this Agreement, including using Commercially Reasonable Efforts to achieve the applicable Milestones during the applicable Milestone Period; provided that if such sale, transfer, conveyance, license or other disposition is permitted by Section 6.3, (a) then Section 6.3 shall govern and (b) notwithstanding the foregoing in this Section 4.6, Parent shall be responsible for paying all applicable Milestone Payment in accordance with Section 2.4. For clarity, and subject to compliance with the other terms hereof (including Section 4.5), Parent may use contract research organizations, contract manufacturing organizations, contract sales organizations, subcontractors and distributors in the ordinary course of business to perform research, development, manufacturing and commercialization activities on behalf of Parent without triggering the obligations set forth in this Section 4.6.

Section 4.7 Parent Stock Issuance. If Parent elects to pay the applicable Milestone Payment as either a Milestone Stock Payment or a Combined Milestone Cash and Stock Payment, Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in connection with such payment to be listed on Nasdaq, subject to official notice of issuance, prior to the Milestone Payment Date. Parent shall use commercially reasonable efforts to take all actions reasonably required to be taken under state securities Laws in connection with the Milestone Stock Payment or stock portion of the Combined Milestone Cash and Stock Payment.

ARTICLE V

AMENDMENTS

Section 5.1 Amendments without Consent of Holders.

(a) Without the consent of any Holders or the Rights Agent, Parent, when authorized by a Parent Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in, and subject to, Section 6.3.

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(b) Without the consent of any Holders, Parent, when authorized by a Parent Board Resolution, and the Rights Agent, in the Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(v) to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4; or

(vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement; provided that such addition, elimination or change does not adversely affect the interests of the Holders.

(c) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

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Section 5.2 Amendments with Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Parent Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders; provided, however, that no such amendment shall, without the consent of the Acting Holders:

(i) modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the CVRs, (B) the time for, or amount of, any payment to be made to the Holders pursuant to this Agreement, or (C) the definition of any Milestone;

(ii) reduce the number of CVRs; or

(iii) modify any provisions of this Section 5.2, except to increase the percentage of Holders from whom consent is required or to provide that certain provisions of this Agreement cannot be modified or waived without the consent of the Holder of each outstanding CVR affected thereby.

No amendment pursuant to this Section 5.2 shall adversely affect the interest of a Holder (in its capacity as a Holder) relative to the interests of all Holders, without the prior written consent of the affected Holder.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3 Execution of Amendments. In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4 Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

ARTICLE VI

OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1 Notices to Rights Agent and Parent. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by electronic mail, or two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to the Rights Agent, to it at:

[                     ]

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With a copy to:

[                     ]

If to Parent, to it at:

Xeris Pharmaceuticals, Inc.

180 N. LaSalle Street, Suite 1600

Chicago, IL 60601

Attention: Legal Department – Attn: General Counsel

E-mail: legal@xerispharma.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:   Joseph C. Theis

James A. Matarese

Andrew H. Goodman

E-mail:        Jtheis@goodwinlaw.com

Jmatarese@goodwinlaw.com

Agoodman@goodwinlaw.com

The Rights Agent or Parent may specify a different address or facsimile number by giving notice in accordance with this Section 6.1.

Section 6.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

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Section 6.3 Parent Successors and Assigns; Change of Control.

(a) Parent may assign any or all of its rights, interests and obligations hereunder to (i) in its sole discretion and without the consent of any other party, any controlled Affiliate of Parent, but only so long as it remains a controlled Affiliate of Parent or one or more direct or indirect wholly owned Subsidiaries of Parent for so long as they remain wholly owned Subsidiaries of Parent or (ii) with the prior written consent of the Acting Holders, any other Person (any permitted assignee under clause (i) or (ii), an “Assignee”); provided that, in each case, the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (i) above in this Section 6.3, Parent (and the other assignor, as applicable), shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent hereunder with such Assignee substituted for Parent, as the case may be under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Unless a successor assignee meets the requirements set forth in Section 3.3(b), the Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.

(b) In the event of a Change of Control of Parent, Parent shall cause the acquirer to assume Parent’s obligations, duties and covenants under this Agreement.

Section 6.4 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement and the Transaction Agreement. Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.

Section 6.5 Governing Law.

(a) This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with Section 6.5(b)(i), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party and (v) agrees that service of process in English upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.1. Each of the parties irrevocably agrees that, subject to any available appeal rights, any decision, order, or judgment issued by such above named courts shall be binding and enforceable, and irrevocably agrees to abide by any such decision, order, or judgment.

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(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

Section 6.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not sign the same counterpart.

Section 6.8 Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to Rights Agent), and no payments will be required to be made, upon the earliest to occur of (a) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register the full amount of all potential Milestone Payment Amounts required to be paid under the terms of this Agreement, (b) the delivery of a written notice of termination duly executed by Parent and the Acting Holders, (c) expiration of the Review Request Period following the expiration of the Milestone Period (provided no written request is received during such Review Request Period pursuant to Section 4.4(a)), and (d) if a written request is received during the Review Request Period immediately following the expiration of the Milestone Period, the decision of the Independent Accountant (and, if applicable, payment of any CVR Shortfall as determined by the Independent Accountant on the CVR Shortfall Payment Date) pursuant to Section 4.4(a).

Section 6.9 Entire Agreement. This Agreement and the Transaction Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of the parties hereto and thereto with reference to the transactions and matters contemplated hereby and thereby and supersedes all prior agreements, written or oral, among the parties with respect hereto and thereto. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Transaction Agreement, this Agreement will govern and be controlling.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

XERIS BIOPHARMA HOLDINGS, INC.

By:

Name:
Title:

[RIGHTS AGENT]

By:

Name:
Title: